SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Your immediate attention to these materials is greatly appreciated.

March 15, 2011

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2011 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. — in the Atrium 2111 N. Molter Road Liberty Lake, Washington 99019

On:	Tuesday, May 3, 2011

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m.

This year we are delivering our proxy materials to all of our shareholders over the Internet to conserve natural resources and lower printing and delivery costs. On or about March 22, 2011, we will mail to you a Notice of Internet Availability of Proxy Materials (Notice) that provides instructions on how to access via the Internet, our Notice of Annual Meeting of Shareholders, the proxy statement, and our Annual Report to Shareholders. On the date of mailing, we will make these materials accessible on the Internet according to the instructions in the Notice. The Notice also contains instructions on how to vote via the Internet or by telephone, and includes instructions on how to receive a printed copy of the proxy materials by mail, if desired, including a paper proxy for voting purposes. You may revoke your proxy at any time before it is voted at the meeting.

Whether or not you plan to attend the annual meeting, please take the time now to read the proxy statement and vote by telephone or the Internet (or by mail if you request printed materials) so that you are assured of an opportunity to participate in the overall governance of our Company by voting on the matters scheduled to come before the meeting. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

Malcolm Unsworth
President and Chief Executive Officer

Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019-9469; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2111 N. Molter Road

Liberty Lake, Washington 99019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 3, 2011, for the following purposes:

(1)	to elect three directors to the Itron, Inc. Board of Directors;

(2)	to hold an advisory vote (non-binding) on the compensation we pay our named executive officers, as disclosed in these materials;

(3)	to hold an advisory vote (non-binding) on whether an advisory vote on the compensation we pay our named executive officers should be held every one, two or three years;

(4)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

(5)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on February 25, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER ANNUAL MEETING TO BE HELD ON MAY 3, 2011:

Our proxy statement and our Annual Report to Shareholders are available for all shareholders at http://bnymellon.mobular.net/bnymellon/itri.

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Voting” beginning on page one of the accompanying proxy statement. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

John W. Holleran
Corporate Secretary

Liberty Lake, Washington

March 15, 2011

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2011 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (Itron, or the Company), in the Atrium, at 2111 N. Molter Road, Liberty Lake, Washington, at 8:00 a.m., local time, on Tuesday, May 3, 2011, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail to all of our shareholders a Notice of Internet Availability of Proxy Materials, as described below, on or about March 22, 2011.

Internet Availability of Annual Meeting Materials

Our proxy materials will be available over the Internet in lieu of mailing paper copies to our shareholders. On or about March 22, 2011, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the web site noted below where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.

The following proxy materials are available for you to review online at http://bnymellon.mobular.net/bnymellon/itri:

■	The Company’s Notice of Annual Meeting of Shareholders;

■	The Company’s 2011 Proxy Statement;

■	The Company’s Annual Report to Shareholders for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and

■	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the SEC.

Proposals to Be Voted On at the Annual Meeting

At the annual meeting, we will consider and vote on the following proposals:

(1)	to elect three directors to the Itron, Inc. Board of Directors for terms of three years (until our 2014 annual meeting of shareholders);

(2)	to hold an advisory vote (non-binding) on the compensation we pay to our named executive officers (the “Say-on-Pay” vote);

(3)

to hold an advisory vote (non-binding) to determine shareholder preferences on whether future Say-on-Pay votes on the compensation we pay to our named executive officers should occur every one, two or three years (the “Say-When-on-Pay” vote);

(4)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

(5)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on February 25, 2011, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 40,596,407 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of (a) the election of the nominees for director, (b) the advisory approval of the compensation we pay our named executive officers, (c) the advisory approval of holding an advisory shareholder vote on an annual basis on the compensation we pay our named executive officers, and (d) the ratification of Ernst & Young LLP as our independent registered public accounting firm.

Quorum and Voting

Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.

You may vote your shares in one of several ways, depending on how you own your shares.

Registered Shareholders

If your shares are held in your name, you may vote by Internet (by going to http://www.proxyvoting.com/itri and following the voting instructions) or by toll-free telephone (by calling 1-866-540-5760 and following the voting instructions). You may also vote by mail but only if you request paper copies of the proxy materials pursuant to the instructions in the Notice, and you mark, sign, date, and mail the proxy card enclosed with the printed material in the postage-paid envelope provided. You may also vote by attending the annual meeting.

Beneficial Shareholders

If your shares are held in the name of a broker, bank, or other nominee, follow the voting instructions on the voting instruction form provided by the holder of record, to vote your shares.

Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.

Proposal Two – Say-on-Pay Vote (non-binding): The affirmative vote of the majority of our shares represented at the meeting, either in person or by proxy, is required for advisory (non-binding) approval of this proposal. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be voted on this proposal.

Proposal Three – Say-When-On-Pay Vote (non-binding): This proposal asks shareholders to choose one of four options to indicate their preference on the frequency of future Say-on-Pay votes (every one, two, or three years, or you may abstain from voting). Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you do not provide voting instructions on proposal number three to the holder of record for your shares, they will not be voted on this proposal.

Proposal Four – Ratification of Appointment of Independent Auditor: The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 will be ratified if the majority of the votes cast, either in person or by proxy, are in favor of the proposal. Abstentions from voting will not be counted. There will be no broker non-votes on the ratification of the Company’s independent registered public accounting firm because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR proposals one, two and four; (ii) FOR an annual vote on future Say-on-Pay votes; and (iii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:

■	submitting a later-dated proxy for the same shares at any time before the proxy is voted;

■	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote; or

■	attending the annual meeting and voting in person.

If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, whichever is applicable to your earlier vote, and follow the directions for changing your vote. If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Solicitation Costs

We have retained Laurel Hill Advisory Group, LLC, 100 Wall Street, 22nd Floor, New York, NY 10005, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,500 plus expenses. Proxies may be solicited by personal contact, mail, email, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting, three directors are to be elected for a term of three years or until his or her successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies in the proxy card will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Our Board has nominated each of the following persons for election as a director to serve until our 2014 annual meeting of shareholders. Each nominee is currently a director and has indicated that he is willing and able to continue to serve as a director. In addition, Mr. Eliassen is currently serving a three-year term as our Chairman of the Board.

Jon E. Eliassen

Charles H. Gaylord, Jr.

Gary E. Pruitt

We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.

THE BOARD RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR.

Nominees to Serve until 2014 (Class 1)

Jon E. Eliassen (age 64) has been a director since 1987, and has served as our Chairman of the Board since January 1, 2010. He also currently serves as the president and chief executive officer of Red Lion Hotels Corporation, a NYSE traded company headquartered in Spokane, Washington, a position he has held since January 2010. Mr. Eliassen is managing director of Terrapin Capital Group, LLC, a privately-held business consulting and private equity firm. From 2003 until 2007, he was president and chief executive officer of the Spokane Area Economic Development Council, and from 1970 until 2003, he held numerous positions within Avista Corporation, a company involved in the production, transmission, and distribution of electricity and natural gas, before retiring in 2003 as senior vice president and chief financial officer, a position he had held since 1986. In addition, Mr. Eliassen is a member of the board of directors of IT Lifeline, a privately held technology company, Red Lion Hotels Corporation, and the Washington Technology Center, a state science and technology agency that facilitates and funds industry-university research collaborations.

Mr. Eliassen has an extensive background with public utilities and the utility industry in general. He contributes to our Board the knowledge gained from his association with a public utility that includes extensive financial experience with accounting, audit, strategic planning, business development, and financing strategy, as well as merger and acquisition involvement that has included due diligence processes, company and business valuation techniques, and financial analyses. In addition, Mr. Eliassen has been a principal or general partner in venture capital firms with expertise in evaluating businesses, and has several years’ experience as an expert witness before utility regulatory commissions in matters relating to financial strategy and policy, credit ratings, cost of capital, and capital structure.

Charles H. Gaylord, Jr. (age 65) has been a director since 2006. Mr. Gaylord has been a private technology investor focusing on software and communications since 1994. Until his retirement in 1994, Mr. Gaylord was executive vice president for Intuit Inc., a leading developer of personal and small business finance software programs such as “Quicken” and “QuickBooks.” From 1990 to 1993, he served as chairman and chief executive officer of ChipSoft, Inc., the original publisher of the tax preparation software program “TurboTax”. Mr. Gaylord is a member of the board of directors and a member of the compensation committee of Proximetry Inc., a privately-held company, and a member of the advisory board of Technology Crossover Ventures I, an investment firm that invests primarily in private and public information technology companies.

During various periods from 1990 to approximately 2002, Mr. Gaylord was a member of the boards of directors and served on the compensation committees of the following public companies: Stac, Inc.; HNC Software, Inc.; Maxis, Inc.; and Retek, Inc.; and also served as a director of a number of private technology companies. His wealth of knowledge of software services, brand marketing, IT technology, and business development adds to the diverse business backgrounds of our other members of the Board.

Gary E. Pruitt (age 61) has been a director since 2006. Prior to his retirement in 2009, Mr. Pruitt was chairman and chief executive officer of Univar N.V., a chemical distribution company with distribution centers in the U.S., Canada, and Europe, from 2002 to October 2009. He had been associated with Univar and related entities since 1978 and held a variety of senior management positions within Univar and Van Waters & Rogers, Inc., which ultimately became Vopak USA Inc. Mr. Pruitt worked at Arthur Andersen & Co. as a chartered accountant from 1973 through 1977. He serves on the boards of directors of Public Storage, Inc., a NYSE traded company, Esterline Technologies Corporation, a NYSE traded technology company, and Premera Blue Cross.

Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Directors Continuing in Office until 2013 (Class 3)

Thomas S. Glanville (age 52) has been a director since 2001. Mr. Glanville has been managing partner of both Eschelon Energy Partners, LP, an energy industry private equity firm, and Eschelon Advisors, a financial and strategic consulting firm to energy/utility industry principals, since 2003. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. He currently serves on the boards of directors of the following privately-held oil and gas exploration and production companies: Chroma Exploration and Production, Inc.; Strand Energy, L.L.C.; and Passenger Energy Partners, LLC. He is currently president of the Texas Tri-Cities branch (Houston, Austin, San Antonio) of the National Association of Corporate Directors (NACD).

Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities, and technology skills that include his involvement with electric metering studies and research while he was vice president of technology for Reliant Energy.

Sharon L. Nelson (age 64) has been a director since 2003. Ms. Nelson is an attorney and served as chief of the Consumer Protection Division of the Washington State Attorney General’s Office from 2003 to 2006, and as director of the Shidler Center for Law, Commerce, and Technology at the University of Washington from 2000 to 2003. In addition, Ms. Nelson has been a consultant to both corporations and nonprofit organizations specializing in advice on public policy and regulation. In the past she has served as chair of the Washington Utilities and Transportation Commission and as president of the National Association of Regulatory Utility Commissioners. She served as a commissioner on the National Commission on Energy Policy from 2002 to 2010, and is co-chair of the U.S. China Clean Energy Forum and the State Energy Strategy Advisory Committee for the State of Washington. Previously, she served as chair of the board of directors of Consumers Union, publisher of Consumer Reports. She also served previously as a member of the Board of Trustees of the North

American Electrical Reliability Corporation (NERC) based in Princeton, New Jersey. NERC’s members consist of the owners, operators, and users of the North American bulk electrical system. The U.S. Federal Energy Regulatory Commission granted NERC the legal authority to enforce reliability standards on users of the bulk power system.

Ms. Nelson has also served on the boards of two other public corporations, XO Telecommunications (now private) and Covad Communications. Her experience as an executive and as a board member of other public companies, her legal background, and her knowledge of public policy and the utility and energy regulatory environment are of great value in her role as a director of Itron.

Malcolm Unsworth (age 61) has been a director of Itron since December 2008, when he was appointed by the Board. He was named president and chief operating officer of Itron in April 2008, and promoted to president and chief executive officer in March 2009. Mr. Unsworth joined Itron in July of 2004 as senior vice president, hardware solutions, when Itron acquired Schlumberger Electricity Metering, a company where he spent 25 years, most recently as president of its electricity metering business. In April 2007, he was named senior vice president and chief operating officer for Itron International (formerly known as Actaris Metering Systems, a company acquired by Itron). Mr. Unsworth also serves on the Board of Governors of NEMA – the National Electric Manufacturers Association.

As the only employee director on Itron’s Board, Mr. Unsworth possesses the specific manufacturing, industry, and technological expertise with respect to the software and hardware components of our business.

Directors Continuing in Office until 2012 (Class 2)

Michael B. Bracy (age 69) has been a director since 1992. Until his retirement in 1997, Mr. Bracy was executive vice president, chief financial officer, and a director of NorAm Energy Corporation (NorAm), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and-intra-state pipeline transportation, and retail natural gas distribution. Mr. Bracy was a member of the board of directors (and chairman of the audit and conflicts committee) of TEPPCO Partners, L.P., a NYSE traded public limited partnership, from 2005 until October 2009, when TEPPCO was merged into another company and no longer publicly traded.

Mr. Bracy brings extensive financial experience to the Board with his past positions as a chief financial officer with two different companies, and his prior affiliation with Chase Manhattan Bank where he managed banking and credit relationships with numerous electric and gas utilities. Also, while associated with NorAm and another previous employer, and in his role as an independent director and chairman of the audit & conflicts committee of TEPPCO, he was directly involved with the consummation of a number of mergers and acquisitions, which knowledge we believe adds additional value to Mr. Bracy’s role on our Board.

Kirby A. Dyess (age 64) has been a director since 2006. Ms. Dyess is a principal in Austin Capital Management LLC where she invests in and assists early stage companies. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years at Intel Corporation where she most recently served as its vice president and the director of operations for Intel Capital until her retirement in December 2002. While at Intel, she also served as vice president and director of new business development and corporate vice president and director of human resources worldwide. Ms. Dyess serves on the board of directors of Viasystems Group Inc., a public company whose shares are traded on NASDAQ. She also serves on the board of Complí, a privately-held company that provides compliance software to companies, and chairs the board of Prolifiq SW Inc., a privately-held enterprise software company. She has served as vice president and president of the Oregon Board of Higher Education, and served on its board from 2004 to 2009. In 2009, Ms. Dyess was elected to the board of directors of Portland General Electric (PGE), a public utility whose shares are traded on NYSE.

Due to her positions at Intel Corporation, Ms. Dyess provides the Board with a strong background in technology, brand marketing, human resources, mergers and acquisitions, and business development, in addition to business innovation and R&D knowledge.

Graham M. Wilson (age 66) has been a director since 1990. Mr. Wilson has been sole shareholder and chairman of GraWil Consultants Inc., a management and financial consultant firm, since 2002. Prior to that, he was employed by Westcoast Energy Inc., an integrated energy company, where he held the positions of executive vice president and chief financial officer, and president and chief executive officer of services. Mr. Wilson also serves on the boards of directors of the following public Canadian companies: British Columbia Ferries Services Inc., Naikun Wind Energy Group Inc., and Daylight Energy Trust, and is a trustee of Hardwoods Distribution Income Trust.

A Canadian citizen, Mr. Graham has extensive financial and senior leadership experience, particularly with energy businesses such as Westcoast Energy which focuses primarily on natural gas in the U.S. and Canada. He served as vice president of finance for two other public Canadian companies and currently serves on the audit committees of the aforementioned four public companies and on the investment committee of Fierra Axiom Infrastructure Fund in Canada. In addition, through his consulting firm, GraWil Consultants Inc., Mr. Wilson assists various business enterprises with their operations and finances. His Canadian business and financial acumen brings an international perspective to our Board.

Director and Director Nominee Qualifications

Our Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to Itron’s business and business goals. Our skill criteria for our Board members includes the following: executive leadership experience; functional knowledge of technology and technology applications; international business experience; knowledge of the utility and energy industry; marketing and sales experience; financial experience gained from a chief financial officer position, a CPA or other financial reporting background; expertise in manufacturing or software services; experience as an independent board member with a public company; experience in business integrations, including mergers and acquisitions; and legal or corporate law background. In addition, we look for the following personal criteria: an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company.

Our Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the Corporate Governance Committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The Corporate Governance Committee construes Board diversity broadly to include many factors. As a result, the Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional and industry experience and backgrounds, skills, and expertise.

When the Corporate Governance Committee considers candidates to be recommended to the Board for inclusion on the slate of director nominees for the next annual meeting of shareholders, it creates a matrix for each candidate to address our criteria. In addition to the qualities described previously in the individual director biographies, the following matrix summarizes the skills and attributes of our directors and director nominees for 2011 that we believe are essential to our business:

Director Qualifications and Attributes

	Mike Bracy	Kirby Dyess	Jon Eliassen	Charles Gaylord	Thomas Glanville	Sharon Nelson	Gary Pruitt	Malcolm Unsworth	Graham Wilson
Senior leadership/CEO/COO experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Business development experience		Ö	Ö	Ö	Ö		Ö	Ö	Ö
Financial expertise/CFO	Ö		Ö	Ö	Ö		Ö	Ö	Ö
Public board experience	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Independence	Ö	Ö	Ö	Ö	Ö	Ö	Ö		Ö
Industry expertise	Ö		Ö		Ö	Ö		Ö	Ö
Industry expertise – international		Ö			Ö		Ö	Ö	Ö
Operational – manufacturing expertise							Ö	Ö
IT/technology/R&D/Telecom expertise	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Marketing/sales expertise		Ö					Ö	Ö
Hardware/software services expertise		Ö		Ö				Ö
Government expertise						Ö
Legal expertise						Ö
Mergers and Acquisitions	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Demonstrated integrity-personal and professional	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö

We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

MORE INFORMATION ABOUT OUR DIRECTORS

COMPENSATION OF DIRECTORS

During the 2010 fiscal year, directors who were not officers of the Company received an annual retainer of $90,000, with $50,000 paid in cash and $40,000 paid in shares of our common stock, with the exception of our Chairman of the Board, whose annual retainer totaled $150,000, with $80,000 paid in cash and $70,000 paid in shares of our common stock. Members of the Audit/Finance Committee received an additional annual retainer of $8,000, paid in cash, and members of our Compensation and Corporate Governance Committees received an additional annual retainer of $5,000, paid in cash. Each of our committee chairs received an additional annual retainer of $10,000, paid half in cash and half in shares of our common stock. The Chairman of the Board receives no additional retainers for serving on any of our committees.

Each non-employee director also receives annually on the first trading day of January, a non-qualified stock option to purchase shares of our common stock equal in value to $30,000, based on the fair value of our stock on the first trading day of each January. The number of options is determined by dividing the Black Scholes adjusted share price at the close of market on the first trading day of January into $30,000. For our Chairman of the Board, we annually grant a non-qualified stock option to purchase shares of our common stock equal in value to $50,000, also based on the fair value of our stock on the first trading day of January with the number of options determined in the same manner. All of these stock options are fully vested on the date of grant and have ten year terms. Shares of our common stock and options granted to non-employee directors that are issued as compensation are issued under our 2010 Stock Incentive Plan.

We have adopted stock ownership guidelines for our non-employee directors. We expect our directors to purchase (or hold) shares equal to three times the annual cash retainer fee within three years from their initial appointment or election as a director. For our Chairman of the Board, we expect him to hold shares equal to four times his cash retainer fee within three years from his appointment as Chairman.

New non-employee directors receive an initial option grant to purchase 5,000 shares of our common stock as of the date of the director’s initial election or appointment to the Board, with vesting over a three-year period.

2010 Director Compensation Table

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (6)	Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Mike Bracy	60,000	39,922	29,460	—	—	—	129,382
Kirby Dyess (1)	60,000	44,894	29,460	—	—	—	134,354
Jon Eliassen (2) (3)	80,000	69,951	49,109	—	—	—	199,060
Charles Gaylord	57,500	39,922	29,460	—	—	—	126,882
Thomas Glanville (2)	58,000	39,922	29,460	—	—	—	127,382
Sharon Nelson (2)	58,000	39,922	29,460	—	—	—	127,382
Gary Pruitt (4)	65,000	44,894	29,460	—	—	—	139,354
Graham Wilson (2) (5)	68,000	44,894	29,460	—	—	—	142,354

(1)	Chairman of the Compensation Committee.

(2)	Member of the Audit/Finance Committee.

(3)	Chairman of the Board

(4)	Chairman of the Corporate Governance Committee.

(5)	Chairman of the Audit/Finance Committee.

(6)	The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718; awards are fully vested at grant.

(7)

The amounts in this column reflect the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. As of December 31, 2010 the following directors had the following options outstanding: M. Bracy – 18,602; K. Dyess – 7,102; J. Eliassen – 5,337; C. Gaylord – 7,102; T. Glanville – 15,102; S. Nelson – 4,602; G. Pruitt – 7,102; G. Wilson – 20,352.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

Effective January 1, 2010, we modified the leadership structure of our Board so that the roles of Chairman of the Board (Chairman) and Chief Executive Officer (CEO) are separate. In previous years, the roles of Chairman and CEO have been held by the same individual and the Company had a Lead Independent Director. Under our current leadership structure, the role of Chairman must be held by an independent director who meets the independence requirements of NASDAQ. The Board decided to separate the roles of Chairman and CEO to allow for a more balanced workload between the Chairman and the CEO, especially in light of the increased duties and responsibilities of the Chairman, which include the following:

■	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;

■	Review the agendas of each Board and committee meeting;

■	Prepare agendas as needed for executive sessions of the independent directors;

■	Perform the responsibilities of the Lead Independent Director as set forth in the Corporate Governance Guiding Principles;

■	Serve as a liaison between the independent directors and the CEO;

■	In consultation with the CEO, make recommendations to the Corporate Governance Committee as to membership of Board committees and appointment of Board committee chairs; and

■	Perform such other duties as the Board may require.

Pursuant to the Company’s Corporate Governance Guiding Principles, which may be found online at www.itron.com, the Chairman must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Chairman is elected by the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Chairman may occur). The Chairman serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Chairman). The Chairman does not serve more than two consecutive terms, unless the Board approves an extended term. Our current Chairman, Jon Eliassen, is up for re-election at the 2011 annual meeting.

If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Chairman, the Board will appoint a Lead Independent Director with the duties set forth in the Corporate Governance Guiding Principles.

See “CORPORATE GOVERNANCE” in this proxy statement for additional information on our Board of Directors.

PROPOSAL 2 — APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)

We are asking our shareholders to approve a non-binding advisory resolution on the compensation of our named executive officers or NEOs (commonly known as “say-on-pay”) as we have described it in this proxy statement. The say-on-pay vote is required by the provisions of Section 14A (a) (1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because your vote is advisory, it will not be binding upon the Board of Directors or the Company; however, the Board values the opinions of our shareholders and will take the outcome of the vote into consideration when determining future executive compensation arrangements.

We urge you to consider the various factors regarding compensation matters discussed at length in the Compensation Discussion and Analysis, beginning on page 18 with an Executive Summary. We believe that our executive compensation programs are reasonable, competitive, and strongly focused on pay for performance principles that will result in the creation of sustainable, long-term shareholder value. We create both short-term (annual) and long-term compensation opportunities that reward our NEOs when they deliver targeted financial results. The compensation of our NEOs varies depending upon the achievement of pre-established performance goals. Through stock ownership guidelines and equity incentives, we also align the interests of our executives with those of our shareholders and the long-term success of the Company. We believe our executive compensation policies have enabled us to attract and retain exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. In addition, our Compensation Committee, which provides overall direction for our compensation programs, believes the fiscal year 2010 compensation paid to our NEOs was reasonable and appropriate, and is justified by the Company’s overall performance in 2010.

The say-on-pay vote gives you, as a shareholder, the opportunity to endorse or not endorse our NEO compensation by voting for or against the following resolution:

RESOLVED, that the shareholders of Itron, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K of the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables, and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NEOS.

PROPOSAL 3 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (Say-When-on-Pay)

In addition to the non-binding advisory vote on say-on-pay, Section 14A of the Exchange Act also enables our shareholders to express their preference for having a say-on-pay vote every one, two, or three years, or a shareholder may abstain from the vote. This non-binding frequency vote is required at least once every six years beginning with our 2011 annual meeting and is commonly referred to as “say-when-on-pay”.

The Board has considered the frequency of the say-on-pay vote and after considering the benefits and consequences of each option, the Board recommends submitting the say-on-pay vote to our shareholders every year. We believe an annual say-on-pay vote will provide the Board and our Compensation Committee with more frequent input from shareholders on our compensation philosophy, policies, and programs, and it will correlate the say-on-pay vote with the most recent executive compensation information presented in our proxy statement for our annual meeting. Setting a one-year period for holding this vote provides a clear, simple means for the Company to obtain information on our shareholder sentiment about our executive compensation programs.

We request your vote to determine whether the say-on-pay vote to approve the compensation of our NEOs should occur every one, two, or three years. You will be able to cast your vote on your preferred voting frequency by choosing one of the following options set forth in the following resolution and in your voting instructions or proxy card:

RESOLVED, that the shareholders of Itron, Inc. (the “Company”) determine, on an advisory basis, that the frequency with which the shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 – every year;

Choice 2 – every two years;

Choice 3 – every three years; or

Choice 4 – abstain from voting

This advisory vote on say-when-on-pay is not binding on the Company or its Board of Directors; however, the Board will take into account the results of the vote when determining the frequency of future say-on-pay votes. The frequency choice which receives the highest number of votes will be deemed the choice of the shareholders. Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, shareholders vote by choosing among the four choices set forth above and provided in the voting instructions or proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO HOLD THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon the recommendation of its Audit/Finance Committee, has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2011, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Ernst & Young LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Ernst & Young LLP will be present at the annual meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2011

CORPORATE GOVERNANCE

Corporate Governance Principles

The Company has adopted Corporate Governance Principles, which are available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance”.

Board Matters – Meeting Attendance

Our business, property, and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.

In accordance with our Corporate Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All of our directors attended the 2010 annual meeting of shareholders. During 2010, the Board met six times. Each of the directors attended at least 83% of the meetings of the Board and 75% of the meetings of each committee of which he or she was a member during the periods in which they were directors or members of such committees.

Also in accordance with our Corporate Governance Principles, our independent directors meet in an executive session as often as necessary, but no less than four times annually.

Independent Chairman of the Board

Effective January 1, 2010, the Board elected Jon Eliassen as our independent Chairman of the Board. Mr. Eliassen had served for several years as our lead independent director while the position of Chairman of the Board was held simultaneously by our CEO. However, the Board decided to modify the Board structure by separating the positions of Chairman and CEO which, among other things, would balance responsibilities between the two positions. See also “MORE INFORMATION ABOUT OUR DIRECTORS – Leadership Structure of the Board of Directors” in this proxy statement. Our Corporate Governance Guiding Principles require that an Independent Lead Director must be appointed in the event the Board later determines it to be in the best interests of our shareholders to once again combine the offices of CEO and Chairman. Mr. Eliassen is one of the nominees for election to the Board at our 2011 annual meeting.

Committees of the Board

We have three committees to assist the Board in fulfilling its responsibilities: Corporate Governance, Audit/Finance, and Compensation. Each of the three committees operates under a written charter that has been approved by the Board. The charters are available on our website, www.itron.com, by selecting “Investors” and then “Corporate Governance”. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Corporate Governance Committee. The Corporate Governance Committee is responsible for developing and implementing our Corporate Governance Guiding Principles, evaluating the performance of our Chairman of the Board and the CEO, soliciting recommendations for candidates for the Board, determining the qualification and independence of the directors serving on the Board, making recommendations to the Board regarding candidates to serve on the Board, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. The members of the Corporate Governance Committee are Graham Wilson, Mike Bracy, Jon Eliassen, Charles Gaylord, and Gary Pruitt, who serves as Chair.

The Corporate Governance Committee has determined that all of the non-employee directors of the Board are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee held four meetings during 2010.

Audit/Finance Committee. The Audit/Finance Committee monitors our accounting practices, internal accounting controls, and financial results, and reviews at least quarterly our business financial risks to determine if management and our internal controls are identifying and mitigating risks associated with our business operations. In addition, the Committee has sole authority to retain, compensate, and terminate our independent auditors. The Audit/Finance Committee members are Sharon Nelson, Jon Eliassen, Tom Glanville, and Graham Wilson, who serves as Chair.

The Corporate Governance Committee has determined that all members of the Audit/Finance Committee are independent under SEC rules and NASDAQ listing standards. The Corporate Governance Committee has also determined that all members of the Audit/Finance Committee are financially literate in accordance with the Standards of NASDAQ Rule 5605(c) (2) (A) (iv), and that Messrs. Eliassen, Glanville, and Wilson are each an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit/Finance Committee held ten meetings during 2010.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board for our CEO’s total annual and long-term incentive compensation and setting compensation levels for our other executive officers. It also oversees the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies and an annual survey of possible risks associated with the compensation structure of those plans and policies. In addition, the Committee performs any other functions regarding compensation that the Board may delegate to it. The members of the Compensation Committee are Charles Gaylord, Gary Pruitt, Mike Bracy, and Kirby Dyess, who serves as Chair.

The Corporate Governance Committee has determined that all members of the Compensation Committee are independent under SEC rules and NASDAQ listing standards. The Compensation Committee held four meetings during 2010. See “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” in this proxy statement for more information on the Compensation Committee’s responsibilities regarding the compensation of our executives.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Related Persons

There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2010. Under its charter, the Corporate Governance Committee of the Board is responsible for reviewing and approving any related person transactions.

Board Risk Oversight

The Board’s role in overseeing the Company’s risk is to satisfy itself, directly or through Board committees, that (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed, (ii) the risk management processes function as intended to ensure that Company risks are taken into account in corporate decision-making, and (iii) the risk management system is designed to ensure that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee chairs regularly report on committee meetings at the meetings of the full Board. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.

The Audit/Finance Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. It meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues. Our Compensation Committee is responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for all employees and ensuring that our executive compensation is aligned with Company performance. Our Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence. This committee is also involved with succession planning for the Board and management.

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board will continually evaluate its risk oversight role.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company and any subsidiary of the Company, including the CEO and chief financial officer, and is available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance”. In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics or provisions of the Code of Conduct, that applies to the CEO or the chief financial officer, by posting such information on its website, www.itron.com.

Anti-Hedging Policy

The Company has adopted a Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – Anti-Hedging Policy” in this proxy statement for more information on this policy.

Director Nominations by Shareholders

In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

■	the name and address of the shareholder;

■	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

■	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

■	name and address;

■	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;

■	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

■	the consent of such nominee to serve as a director, if elected.

Other directors and senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS – Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to carry out his or her Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “Investors”, “Corporate Governance”, and then “Contact the Board”.

Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “Investors”, “Corporate Governance”, and then “Contact the Board”.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2012 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR 2012” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis describes the Company’s philosophy and objectives for its executive compensation program, explains the compensation decision-making process, and details the individual components of the total compensation we paid to our named executive officers in 2010. Our 2010 named executive officers (NEOs), as determined by SEC rules, are as follows:

■	Malcolm Unsworth – President and Chief Executive Officer;

■	Steven M. Helmbrecht – Senior Vice President and Chief Financial Officer;

■	John W. Holleran – Senior Vice President, General Counsel, and Corporate Secretary;

■	Philip Mezey – Senior Vice President and Chief Operating Officer of Itron North America; and

■	Marcel Regnier – Senior Vice President and Chief Operating Officer of Itron International.

Executive Summary

We design our compensation programs to attract, motivate, and retain exceptional people who can drive success for our Company. Our programs provide a competitive package of annual base pay, annual cash incentives, and long-term equity based incentives. Annual and long-term incentives are based on a “pay for performance” philosophy and are directly tied to the Company’s financial performance. The following is a summary of the important aspects of our executive compensation programs:

■

In 2010, following a difficult fiscal year in 2009, the Company reinstated its annual and long-term incentive plans that had been suspended in 2009, and increased base salaries after freezing 2009 base salaries at 2008 levels (except for promotions).

■

The main objectives of our compensation programs are paying for performance, aligning our NEOs’ interests with those of our shareholders, and attracting, motivating, and retaining qualified executives. Our plans are designed to discourage excessive or unnecessary risk-taking.

■

The Compensation Committee (Committee) of the Board of Directors (Board) makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the Board upon recommendation of the Committee. The Committee engages a compensation consultant to provide expertise on competitive pay practices, program design, and implementation.

■

We provide the following elements of compensation for our NEOs: (i) base salary; (ii) annual cash incentives; (iii) long-term equity-based incentives; (iv) executive deferred compensation plans for our U.S. based executives, and, in the case of Marcel Regnier, who resides in Belgium, a group insurance plan which provides for retirement and death benefits; and (v) certain other benefits generally available to all employees such as medical and life insurance. We also provide a change-in-control agreement (as described under “Potential Payments upon Change-in-Control” in this section of the proxy statement) to each of our NEOs. Effective January 1, 2011, we do not provide any perquisites to our NEOs, with the exception of certain limited perquisites that are provided to Marcel Regnier, who resides in Brussels, Belgium.

■

We generally target plus or minus 15% of the median level of the market for all elements of compensation and take into account each executive’s responsibilities, experience, performance, and contributions to the Company. We believe the total compensation package must be competitive.

■

We implement our pay for performance philosophy with an annual cash award based on the Company’s achievement of certain financial goals. For Messrs. Unsworth, Helmbrecht, and Holleran, their 2010 awards were based on total Company revenue (30%), total Company consolidated non-GAAP net income (40%), and total Company consolidated cash flow from operations (30%). For Messrs. Regnier and Mezey, their 2010 awards were based on total Company revenue (7.5%), revenues of their respective business segments (22.5%), total Company consolidated non-GAAP operating income (10%), non-GAAP operating income of their respective business segments (30%), and total Company consolidated cash flow from operations (30%). As a result of strong financial performance during 2010, payouts to Messrs. Unsworth, Helmbrecht, Holleran, and Mezey under the annual cash award plan were made at 200% (maximum) of their target amounts, and the award for Mr. Regnier was paid at 114% of his target amount.

■

We encourage alignment of our NEOs’ interests with those of our shareholders through the implementation of stock ownership guideline requirements and the award of equity-based long-term incentive grants. In 2010, we used a mix of equity-based compensation which, at target, consisted of 25% stock option awards vesting ratably over three years, 25% time-based restricted stock awards with a three-year ratable vesting period, and 50% performance-based restricted stock unit awards with a one-year performance period and a subsequent three-year ratable vesting period. (Mr. Regnier did not receive stock options but received more time-based restricted stock units in lieu of options because of the adverse tax consequences in Belgium on stock options.) Because of our pay-for-performance objectives, we overweight our executives’ long-term incentive opportunity towards performance-based RSUs relative to our peer group of companies. The performance-based restricted stock units were based on the following mix of financial objectives: 40% total Company revenue, 20% total Company non-GAAP consolidated net income, and 40% total Company consolidated cash flow from operations. As a result of strong financial performance during 2010, the performance-based restricted stock units were earned at 200% (maximum) of target amounts.

■

Each of our NEOs has entered into a Change-in-Control Agreement that provides for certain benefits if they are terminated by the Company or they terminate for good reason following a change-in-control of the Company. See “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” in this proxy statement.

Overview of Our Business Performance in 2010

At the beginning of 2010, Malcolm Unsworth, our President and Chief Executive Officer, identified three operational objectives for the Company: successfully implement our North American smart metering contracts; grow our worldwide smart metering opportunities; and improve our non-GAAP operating margins. Consistent with these operational objectives, the Committee established performance metrics and performance targets under the Company’s 2010 Executive Management Incentive Plan and the 2010 Long-Term Performance Plan which were designed to reward exceptional performance.

In 2010, we generated a record $2.26 billion in revenue, a 34% increase over revenues in 2009. We had new order bookings of $2.4 billion for a book-to-bill ratio of 1.06 to 1. Non-GAAP operating margin increased to 11.2% from 8.5% in 2009. Consolidated non-GAAP net income was a record $159.5 million, an increase of 93% over 2009. We also paid down $155 million of our debt. Finally, we generated a record $254.6 million in consolidated cash flow from operations, an increase of 81% over 2009.

Much of the growth in revenue came from sales of products and systems that are less than three years old. In 2010 we installed over 4.8 million OpenWay endpoints pursuant to our North American smart metering contracts, and we are deploying smart metering systems in a number of pilot projects throughout the world.

Overall, we had an exceptional performance in 2010 and our performance level resulted in achievement of maximum bonus payouts for Messrs. Unsworth, Mezey, Helmbrecht, and Holleran. Mr. Regnier’s bonus was above target but less than maximum because some of his performance targets related to our International business segment were not achieved. Our annual and long-term incentive payments are considerably higher than 2009 because we did not have a bonus or long-term incentive program in 2009 (with the exception of a stock option award made to Mr. Unsworth in connection with his promotion to Chief Executive Officer).

Executive Compensation Philosophy and Objectives

Itron is widely recognized as a world leader in our industry. Consequently, we strive to attract, motivate, and retain exceptional people who can continue to drive our success. We focus on creating a “pay for performance” culture, but one that does not encourage excessive or unnecessary risk-taking. We design our compensation programs to achieve the following objectives through a combination of fixed and variable cash and equity-based elements:

■	Performance – motivating performance by creating a direct link between compensation that can be earned by an executive and the Company’s performance, as measured against our pre-set financial goals;

■

Alignment – aligning our NEOs’ interests with those of our shareholders by fostering stock ownership and including a significant portion of compensation payable with equity awards, to encourage our leaders to act as owners of the Company; and

■	Retention – providing a competitive total compensation package of annual base pay, annual incentives, and long-term incentives so we can attract and retain qualified executives.

Our compensation plans are also designed so that we minimize the risk that our plans and policies could create risks reasonably likely to have a materially adverse effect on the Company.

Role of Compensation Committee and Executive Officers

The Committee provides overall direction for our executive compensation plans, policies, and programs, and determines the components of compensation for each of our executive officers. Each member of the Committee qualifies as an independent director under SEC rules and NASDAQ listing standards, as well as the independence requirements established by the Board. In addition, each member is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (Code).

The Committee approves the compensation of our NEOs, except for our CEO, whose compensation is recommended by the Committee for approval by the Board. Pursuant to authority granted to it under its charter, the Committee has hired Frederic W. Cook & Co. as its independent consultant. Our consultant reports directly to the Committee and does not provide any additional services to management. Members of our management team typically attend meetings where executive compensation, Company and individual performances, and competitive compensation levels and practices are discussed and evaluated; however, only the Committee members are allowed to vote on decisions regarding executive compensation. The Committee also receives recommendations from the CEO regarding the compensation of our other executive officers. In addition, the Committee routinely meets in executive session to further discuss executive compensation.

Role of Compensation Consultant; Peer Data Information

To determine market-based competitive pay packages, the Committee reviews compensation paid to executives in other comparable companies with respect to base pay, annual incentive compensation, and long-term incentive opportunities. To establish a relevant group of comparable companies, we identify companies that are size appropriate (meaning that the comparable company has both revenues and a market capitalization ranging from 25% to 300% of our revenue and market capitalization), have significant international revenues like Itron, are within the same broad Standard & Poor industry classification as Itron (Technology Hardware and Equipment Industry), and who have had financial and stock performance comparable to Itron (strong earnings, cash flow, and revenue growth).

The Committee received assistance from its compensation consulting firm, Frederic W. Cook & Co., to determine a representative list of our peer or comparable companies for 2010 compensation. The Committee concluded that five companies in the peer group for 2009 compensation no longer appeared to be comparable to Itron, including Badger Meter, Inc. (revenues not comparable), Mueller Water Products, Inc. (financial performance not comparable), Quanta Services, Inc. (not in the same industry as Itron), Tecktronix, Inc.

(acquired and no longer reporting data), and Valmont Industries, Inc. (not in the same industry as Itron). Six new companies were added to the group (identified below), all of which are in the same industry classification as Itron and derive a significant part of their revenues from international sales. The list of comparable companies used by the Committee to assist it in making its 2010 compensation decisions (Comparable Companies) is set forth below. Note that the report used to determine 2010 pay included the companies listed below plus 3Com Corporation, which was later acquired and thus eliminated from the analysis prepared in the fall of 2010 that was used to set compensation for 2011.

Cooper Industries Ltd.	Trimble Navigation Limited*
Ametek, Inc.	Amphenol Corporation*
AVX Corporation*	Diebold Inc.
ESCO Technologies, Inc.	Esterline Technologies Corp.
FLIR Systems, Inc.*	Intermec, Inc.*
Molex, Inc.	National Instruments Corp.
NCR Corporation*	PerkinElmer, Inc.
Roper Industries, Inc.

*Added in 2010

For each of the Comparable Companies, the Committee’s compensation consultant obtained data regarding base salaries, annual incentives, and long-term incentives from the Comparable Companies’ annual proxy statements. The Comparable Company data was supplemented with other survey information provided by our compensation consultant. This additional survey data was prepared by Radford Survey & Consulting, a unit of Aon Consulting, and provides compensation market information on more than 650 technology companies. Itron participates in this survey. The Radford survey is well-known within the technology industry, and it provides total direct compensation levels for specific executive-level positions, including base salary, annual short-term incentive compensation, and long-term incentive compensation. The survey data was narrowed to those technology companies with revenues similar to Itron’s.

The Committee uses the Comparable Company data and the supplemental survey data as a benchmark to establish competitive compensation for our executives. For each of the executives, the Committee determined the mid-point of a salary range, annual incentive target, and long-term incentive based upon the 50th percentile of the market data for the position being evaluated. Then, taking into account the experience, performance, responsibilities, and contributions to the Company of each executive, the Committee made a decision for each executive (other than the CEO) on base pay, annual incentive pay opportunity, and long-term incentive opportunity. For the CEO, the Committee made recommendations to the Board and the Board approved the compensation for the CEO.

Our consultant also provides the Committee with information related to competitive pay practices, benchmarking information regarding best practices in compensation oversight, and information related to current topics of interest to shareholders regarding executive compensation.

Components of Our Compensation Program

Total Compensation. The Committee oversees the various forms of compensation to reward performance and encourage the achievement of the Company’s near-term objectives and long-term strategic goals. Base salary provides a stable amount of fixed compensation to the executive, while annual cash incentive awards are used to reward the achievement of the Company’s annual financial performance objectives. The Committee uses long-term equity-based compensation to reward our NEOs for overall Company performance and to align a significant portion of their overall compensation with the long-term interests of our shareholders. Because of our pay-for-performance objectives, we overweight the executive’s long-term incentive opportunity towards performance-based RSUs when compared to that of our Comparable Companies. Finally, the Committee oversees severance, retirement, and other benefits intended to promote the objectives of our compensation plans.

Risk and Incentive Compensation. It is our belief that a majority of an executive’s total compensation should be variable “at risk” compensation which is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our plans and policies in 2010 for attributes that could cause excessive risk-taking by our executives, and concluded that our programs and policies do not encourage excessive risk-taking, due to the following factors: (a) the salary component of our program is a fixed amount; (b) the majority of the compensation paid to our executives is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; (c) executive officers are subject to our executive stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various Company financial objectives which diversifies risks associated with a single indicator of performance, (ii) time-based restricted stock unit awards and stock options are fixed awards of shares, (iii) vesting of most equity awards occurs over three-year periods, which discourages executives from taking short-term excessive risks, and (iv) final awards are reviewed and approved by our Committee (and the Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned. See also “CORPORATE GOVERNANCE – Board Risk Oversight” in this proxy statement.

The following charts set forth for our CEO and the other NEOs on average, the amount and percentage of the total compensation for each major element of fiscal 2010 compensation, including the percentage of fiscal 2010 direct compensation that was at risk. The amounts and percentages are based on the fiscal 2010 target levels for each element at the time of approval.

Base Salary. We believe that an executive’s compensation should have an element of their total compensation that provides a stable, base salary which enables the Company to attract, motivate, reward, and retain the executive. The Committee reviews base salaries annually, and at the time of promotions or other changes in responsibilities. In December 2009, the Committee reviewed the Comparable Company data available and in consultation with its compensation consultant, determined the 2010 salaries for our NEOs that are set forth in the “Summary Compensation Table” in this section of the proxy statement. Mr. Unsworth’s base pay was increased as a result of his performance in leading the Company through a very difficult 2009 year, from $650,000 to $750,000, which is approximately at the median of the 2010 Comparable Company data. The 2010 base salaries of the other NEOs were also increased at that time to reflect their performance and scope of responsibilities. We believe these salaries are competitive for each of our NEOs.

Annual Cash Incentives. The Committee provides the NEOs with annual variable cash compensation under the Itron Executive Management Incentive Plan (EMIP). Awards are based on the Company’s annual financial performance, excluding costs and financial effects of acquisitions and dispositions, and normalized for the effects of foreign currency translation. In the first quarter of each year, the Committee identifies objective financial performance criteria that the Company must meet for any awards to become payable under the EMIP, and establishes threshold, target, and maximum payout levels for each performance element. A target incentive payout is established for each executive, based on a percentage of the executive’s salary. Depending on the executive’s position, the performance measures in 2010 were based on the annual achievement of performance measures worldwide (the entire Company) or in the case of our two Senior Vice Presidents and Chief Operating Officers, the measures included a portion from the entire Company and a portion from the executive’s respective division, Itron International or Itron North America. If the threshold level of performance for any element of the EMIP during the performance period is not achieved, management is not entitled to any award for that element. Awards under the EMIP are paid in cash and are designed to incentivize and reward attainment of annual business and financial goals.

We use certain non-GAAP financial measures when setting performance targets because we believe they provide greater transparency and represent information that more clearly reflects the ongoing core performance of the Company in a manner that shareholders understand and consider important. We believe these measures are a better measurement of our core business. We define non-GAAP operating income as GAAP operating income, exclusive of amortization expenses related to intangible assets. We define non-GAAP net income as GAAP income that excludes amortization expenses (generally, taxes) related to intangible assets, debt placement fees, convertible debt discounts, and non-cash net loss on the extinguishment of debt. We believe these non-GAAP income metrics, when included with consolidated revenue and consolidated cash flow from operations, provide a more balanced illustration of our financial performance. In addition, by including these metrics in the EMIP, we strive to encourage performance that will drive growth in our revenue and earnings, and generate increased cash flow. For Messrs. Regnier and Mezey, their performance targets were based on worldwide consolidated non-GAAP operating income to better align the income with their business segments, but with less weight attributed to the entire Company’s metric and instead, additional operational metrics related to their respective International and North American business segments were used to more accurately measure their respective segments’ financial performances over which they have more control. Performance targets for 2010 were set at a level that represents significant improvement over the prior fiscal year. Achievement at the maximum level represents a superior performance outcome, which we believe is fully deserving of a maximum incentive payout.

The first table below shows for each NEO the fiscal 2010 financial and operational performance targets and actual results, and the second table shows the actual awards and bonus paid for each NEO’s attained results.

2010 EXECUTIVE MANAGEMENT INCENTIVE PLAN (EMIP)

Metrics, Weighting, Targets, Actual Results

Named Executive Officer	Payout Factor		Results Required to Achieve Bonus (in millions)			2010 Actual Results (millions)	Actual 2010 Payout Factor (% of Target Bonus)
			Threshold	Target	Maximum
			(50%)	(100%)	(200%)
	Metrics	Weighting Factor
Malcolm Unsworth, Steve Helmbrecht, John Holleran	Consolidated Revenue	30.0%	$1,687.5	$2,009.0	$2,151.0	$2,259.3	200.0%
	Consolidated Non-GAAP Net Income	40.0%	$82.5	$116.0	$145.0	$159.5	200.0%
	Consolidated Cash Flow from Operations	30.0%	$175.0	$195.0	$225.0	$254.6	200.0%

Philip Mezey	Consolidated Revenue	7.5%	$1,687.5	$2,009.0	$2,151.0	$2,259.3	200.0%
	Consolidated Non-GAAP Operating Income	10.0%	$143.6	$202.0	$236.0	$253.2	200.0%
	Consolidated Cash Flow from Operations	30.0%	$175.0	$195.0	$225.0	$254.6	200.0%
	North America Revenue	22.5%	$615.8	$828.0	$911.0	$1,177.0	200.0%
	North America Non-GAAP Operating Income	30.0%	$60.4	$108.0	$128.0	$218.0	200.0%

Marcel Regnier	Consolidated Revenue	7.5%	$1,687.5	$2,009.0	$2,151.0	$2,259.3	200.0%
	Consolidated Non-GAAP Operating Income	10.0%	$143.6	$202.0	$236.0	$253.2	200.0%
	Consolidated Cash Flow from Operations	30.0%	$175.0	$195.0	$225.0	$254.6	200.0%
	International Revenue	22.5%	$1,028.1	$1,091.4	$1,209.9	$1,069.7	83.0%
	International Non-GAAP Operating Income	30.0%	$112.7	$132.0	$150.0	$83.9	0.0%

2010 EMIP – NEO Actual Awards

NEO	EMIP Target, % of Base Salary	Actual Payout, % of Base Salary	Cash Award
Malcolm Unsworth	100%	200%	$1,500,000
Steve Helmbrecht	75%	150%	$637,500
John Holleran	75%	150%	$637,500
Philip Mezey	75%	150%	$637,500
Marcel Regnier	75%	86%	€273,600

Long-Term Incentives. We use equity awards as long-term incentives for our NEOs to help create a strong alignment between the compensation provided to our executives and the investment objectives of our shareholders, which is to create long-term, sustainable value. In addition, vesting provisions imposed on the equity awards help retain eligible executives and reward achievement of long-term business objectives that also benefit our shareholders. When determining the size and mix of equity to be awarded, the Committee considers market data for the respective position and the scope of the individual executive’s responsibilities.

Until its termination in May 2010, our Amended and Restated 2000 Stock Incentive Plan (2000 SIP) provided for a variety of equity-based awards, including but not limited to, stock options, time-based restricted stock units, stock appreciation rights, restricted stock awards, and performance-based restricted stock units. Our 2010 Stock Incentive Plan (2010 SIP), adopted by shareholders at our 2010 annual meeting, provides for similar awards.

Stock Options. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, generally provide for ratable vesting over a three-year period, and expire ten years from the date of grant.

Performance-Based Restricted Stock Units (RSUs). Performance-based RSUs are granted to provide equity award opportunities to our executives, based on the Company attaining certain annual pre-determined financial performance criteria. The criteria are established each year by the Committee pursuant to our long-term performance plan or LTPP. Once actual performance is determined, RSU awards are issued. Typically, these awards have a ratable three-year vesting period.

Time-Based RSUs. Time-based RSUs are granted as part of the executive’s compensation to reinforce our emphasis on equity ownership in the Company and to help us retain our talented leadership. Typically, these RSUs vest ratably over a period of three years.

In the first quarter of 2010, the Committee granted to our NEOs three types of long-term equity awards: stock options, time-based RSUs awarded pursuant to our 2000 SIP, and performance-based RSUs awarded under the 2010 LTPP. Target award values were based on the median of the survey data. The mix of options, time-based RSUs, and performance-based RSUs was also based on the survey data and was heavily weighted towards the performance-based RSUs in order to focus our executives on the Company’s financial performance goals for 2010. Individual award amounts for stock options were calculated based on Black-Scholes values, and award amounts for time-based RSUs and LTPP RSUs were determined based on the closing price of our common stock on the date of grant, which was February 11, 2010 for our NEOs other than our CEO ($61.56 per share), the date the awards were approved by the Committee, and February 12, 2010 for our CEO ($61.34 per share), the date the awards were approved by the Board. In February 2011, the Committee and the Board (for the CEO) reviewed our performance for 2010 and determined that long-term equity awards were earned by our NEOs under the 2010 LTPP.

The LTPP awards were issued based on the performance metrics established by the Committee and as set forth in the first table below, with actual LTPP awards issued set forth in the subsequent table.

2010 LONG-TERM PERFORMANCE PLAN (LTPP)

Metrics, Weighting, Targets, Actual Results

Named Executive Officers	Payout Factor		Results Required to Achieve LTPP (in millions)			2010 Actual Results (millions)	Actual 2010 Payout Factor (% of Target LTPP)
			Threshold	Target	Maximum
			(50%)	(100%)	(200%)
	Metrics	Weighting Factor
Malcolm Unsworth, Steve Helmbrecht, John Holleran, Philip Mezey, and Marcel Regnier	Consolidated Revenue	40.0%	$1,687.5	$2,009.0	$2,151.0	$2,259.3	200.0%
	Consolidated Non-GAAP Net Income	20.0%	$82.5	$116.0	$145.0	$159.5	200.0%
	Consolidated Cash Flow from Operations	40.0%	$175.0	$195.0	$225.0	$254.6	200.0%

2010 LTPP – NEO Actual Awards

NEO	Target Award (RSUs) *	Attainment %	Actual Award (RSUs) *
Malcolm Unsworth	22,100	200%	44,200
Steve Helmbrecht	6,910	200%	13,820
John Holleran	6,910	200%	13,820
Philip Mezey	6,910	200%	13,820
Marcel Regnier	6,910	200%	13,820

*	Based on the closing price on the grant date; $61.34 for M Unsworth, and $61.56 for all other NEOs

Summary. We believe the above combination of base salary, annual incentives, and long-term incentives provides a well-balanced mix of base pay, retention value, equity interest, and variable compensation, all of which support the Company’s short-term and long-term financial performance objectives while mitigating excessive risk exposure. See also “Risk and Incentive Compensation” under this section and “CORPORATE GOVERNANCE – Board Risk Oversight” in this proxy statement.

Other Benefits

The following paragraphs describe other compensation and perquisites offered to our executives in 2010. It should be noted that we eliminated our perquisite programs in 2011. The other benefits support our overall goal to attract, motivate, and retain our key executives. See “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table” in this proxy statement for specific amounts paid to our NEOs in 2010.

Executive Deferred Compensation Plan.

NEOs located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan. The plan allows executives to defer up to 50% of their base salary and 50% of their annual incentive into a nonqualified account. Executives are also permitted to elect to defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan so that such plan could satisfy the nondiscrimination requirements applicable to it. In 2010, the Company made matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year. The executives’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund). Refer also to the narrative following the “2010 Nonqualified Deferred Compensation Table” in this section under “EXECUTIVE COMPENSATION TABLES”.

Flexible Benefit Plan

In 2010, NEOs located in the U.S. were provided an annual allowance not to exceed 3% of the executive’s base salary for:

■	Financial planning

■	Tax preparation

■	Legal counseling

■	Medical costs

■	Additional life insurance premiums

■	Long-term disability insurance premiums

■	Home office or security

The Committee elected to discontinue this Plan after 2010. In lieu thereof, the base salaries of the NEOs were increased by 3%, effective January 1, 2011. No other base salary adjustments were made.

401(k) Plan

Executives located in the United States are eligible to participate in our 401(k) Plan which provides our employees, including executives, with a 50% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executives located in the United States may participate in the Company’s employee stock purchase plan, along with our other U.S. employees. For Mr. Regnier, our NEO based in Brussels, the Company makes contributions to the Itron Management Services S.A. Plan on his behalf as described in the paragraph that follows below.

We do not maintain any defined benefit or supplemental retirement programs for our NEOs, with the exception of Mr. Regnier, who resides in Belgium and whose plan is customary for executives in that country. We provide additional benefits to Mr. Regnier while he resides in Belgium, including the use of a Company vehicle and an annual housing allowance as described in the paragraphs that follow. See also “EXECUTIVE COMPENSATION TABLES – Summary Compensation Table” in this proxy statement for more information on these benefits.

Itron International Management Services S.A. Plan – Marcel Regnier

Since his promotion in 2008 to Senior Vice President and COO – Itron International, Mr. Regnier has resided in Brussels, Belgium and has participated in the Itron International Management Services SA Plan, a supplemental Belgium group retirement, death, and disability insurance plan. The Company contributes 12% of Mr. Regnier’s base salary and Mr. Regnier defers 2% of his base salary into the Plan. The funds earn a legal minimum interest rate of 3.25%. The retirement benefit is payable in a lump sum or as an annuity at age 65. The Company contributions are allocated between retirement and death benefits, as determined by the participant. In addition, a lump sum payment equal to 100% of Mr. Marcel’s salary is payable upon total and permanent disability.

Employment Agreements

We do not have employment agreements with our executives other than with Mr. Regnier. Because Mr. Regnier resides in Belgium as a result of his position with the Company, we are required under Belgium law to document the terms of Mr. Regnier’s employment in a written agreement. Mr. Regnier’s agreement was entered into in 2008 and generally sets forth compensation and other employment provisions applicable to all of our executives. It also stipulates, however, that his base salary include payment of expenses related to Mr. Regnier’s residing in Belgium, including a cost of living allowance, a tax equalization allowance, the use of a Company car, and an allowance compensating for the differential of housing costs between his country of origin and his housing costs in Belgium. The amount of such allowances is determined by formulas established by the Belgian tax authorities. Mr. Regnier’s agreement provides that he is entitled to a severance payment equal to the payment determined under the formula prescribed by statute in Belgium (which is based on age, service, and level of remuneration), not to exceed one year’s total compensation (including bonuses), in the event his employment is involuntarily terminated other than for cause, as defined in his agreement). See also “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” and “Termination Payment Tables for NEOs” in this proxy statement.

Change-in-Control Agreements

In 2010 we entered into new Change-in-Control (CIC) Agreements with our executives to encourage their full attention and dedication to the Company during a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. The agreements entered into in 2010 replace previously existing agreements (2009 CIC Agreements) and provide executives with substantially reduced benefits. These new agreements were discussed extensively in the Compensation Discussion and Analysis section of the 2010 proxy statement since the agreement terms were known at the time of the filing of the 2010 proxy statement. A similar discussion is provided below.

As part of the comprehensive review of the Company’s compensation plans and policies begun in August 2009 by our Compensation Committee, with advice from its compensation consultant Frederic W. Cook & Co., the Committee reviewed the 2009 CIC Agreements and concluded that significant amendments should be made to bring the contracts closer in line with current competitive practices. The Committee recognized that the benefits being provided were well above market. As a result, Itron entered into 2010 CIC Agreements with its NEOs which substantially reduce the level of severance benefits that are payable upon an involuntary termination without cause or a voluntary termination for “good reason” within a two-year period following a change in control of the Company.

Severance Benefit. The 2009 CIC Agreements for all of the NEOs provided for a severance benefit of 3 times the sum of (i) base salary, (ii) maximum annual incentive, and (iii) payout of outstanding awards received as long-term incentives for the year in which the change in control occurred. The 2010 CIC Agreements provide the CEO with a severance benefit of 3 times the sum of base salary and target annual incentive opportunity. For the other NEOs, the severance benefit is 2.5 times the sum of base salary and target annual incentive opportunity.

Pro-Rata Annual Incentive for Year of Termination. The 2009 CIC Agreements provided for an annual incentive payment for the year of termination based on the maximum bonus opportunity, prorated for the time worked during the year of termination. The 2010 Agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

Welfare Benefit Continuation. The 2009 CIC Agreements provided for 18 months of COBRA health care coverage for the NEOs and their families, and two additional years of life insurance with a tax gross-up on the life insurance premiums. The 2010 CIC Agreements provide for three years of life and disability insurance coverage (with no tax gross-up) for the CEO and 2.5 years of life and disability insurance coverage (with no tax gross-up) for the other NEOs. The 2010 CIC Agreements provide for three years of health care coverage for the CEO and his dependents and the other NEOs and their dependents would receive 2.5 years of health care coverage.

Equity Award Vesting and Acceleration. Like the 2009 CIC Agreements, the 2010 CIC Agreements provide for accelerated vesting of stock options and restricted stock or other equity-based awards at the time of the change in control. The 2009 CIC Agreements provided for accelerated vesting of performance shares at the time of the change in control with payouts based on the maximum opportunity. The 2010 CIC Agreements provide for accelerated vesting of the performance shares at the time of the change in control with payouts based on the greater of target opportunity or actual performance, as determined by the Board of Directors, prorated for the portion of the performance year as of the date of the change in control.

Excise Tax Gross-Up. The 2009 CIC Agreements provided for an excise tax gross-up if parachute payments exceed 105% of the IRS safe harbor amount. Otherwise, the payments are reduced to the safe harbor amount. The 2010 CIC Agreements likewise provide for an excise tax gross-up to the NEOs except that the tax gross-up will “sunset” after three years (i.e., the excise tax gross-up will expire by its terms three years from the date of the 2010 CIC Agreements or in March 2013). We believe that mitigation of the cost of the excise tax is necessary to preserve the benefits to which the NEOs are entitled. However, we also recognize the negative implications sometimes construed with this benefit and as a result, we included a sunset of this benefit in the 2010 CIC Agreements.

Legal Fees. The 2009 CIC Agreements did not include a legal fees provision if the NEO had to enforce the agreement. The 2010 CIC Agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the agreement.

Restrictive Covenants. The 2010 Agreements include restrictive covenants relating to non-solicitation and non-disparagement. The 2010 CIC Agreements also require a release of all claims against the Company.

As described, the change-in-control severance benefits for the NEOs were reduced substantially under the new 2010 CIC Agreements; however, the Committee believes that the 2010 CIC Agreements are in line with current competitive practices. See also “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” and “Termination Payment Tables for NEOs” in this proxy statement.

Stock Ownership Guidelines & Policies

Since 2006 we have had stock ownership guidelines to encourage our key executives to own our stock at least equal in value to three to four times each NEO’s base salary. The current guidelines for our NEOs are four times base salary for our CEO and Chairman of the Board, and three times base salary for all Senior Vice Presidents. Common stock, restricted stock awards, restricted stock units, and stock held in the 401(k) Plan and the Employee Stock Purchase Plan all count towards satisfaction of the guidelines; however, unexercised stock options do not. We believe that when our executives hold an equity interest in the Company, they will be less inclined to take excessive business risks. We annually review the levels of stock ownership of our executives, and based on a rolling 12-month average of our stock price as of the record date for our 2011 annual meeting, all of the NEOs have met the guidelines.

Anti-Hedging Policy

Since a primary objective of our compensation programs is to create a strong alignment between our officers and directors and the interests of our shareholders, we consider it inappropriate for our officers and directors to engage in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has adopted a Hedging Policy that prohibits our directors, officers, and employees from entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities is prohibited, and our directors, officers and employees may not purchase our securities on margin or borrow against any account in which our stock is held.

Financial Restatement and Mandatory Clawbacks

We do not have any plans, policies, or agreements that specifically require recoupment of awards if performance measures are not achieved. Under Section 304 of Sarbanes-Oxley, if we are required to restate our financials due to material noncompliance with any financial reporting requirement as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance or filing of the non-complying document (whichever first occurs), and (2) any profits realized from the sale of securities of the Company during those 12 months.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Financial Reform Act) requires the SEC to promulgate new rules for companies listed on national securities exchanges regarding the recoupment from executives of compensation that was “erroneously awarded” if there is an accounting restatement. Clawbacks under the Financial Reform Act will be different from the clawbacks required under Section 304 of Sarbanes-Oxley. The SEC is expected to adopt new rules in fiscal year 2011 and the Company intends to adopt a mandatory clawback policy to comply with those rules once issued.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of the compensation vehicles we use. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by Accounting Standards Codification Topic 718 (ASC 718), formerly Statement of Financial Accounting Standards No. 123(R).

We generally seek to maximize the tax deductibility for all elements of compensation. For example, Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and the next three highest compensated officers (other than the CFO). Under the current tax laws, exceptions are made for qualified performance-based compensation. Our annual cash-based awards payable under the EMIP, in addition to our stock options and LTPP awards, are all designed to meet the definition of performance-based compensation under Section 162(m) of the Code. The Committee retains the right to grant awards that do not qualify for the performance-based compensation exception if the Committee determines further compensation is appropriate in order to support our compensation philosophy with respect to our executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2011 Proxy Statement.

Compensation Committee

Kirby Dyess, Chair

Gary Pruitt

Michael Bracy

Charles Gaylord

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar. In 2008 and 2009, we did not pay any non-equity incentive plan compensation to our NEOs, and except for an award of stock options granted to Mr. Unsworth in connection with his promotion to CEO, we did not grant any long-term equity awards in 2009.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Malcolm Unsworth President and Chief Executive Officer	2010	748,461	2,033,421	747,467	1,500,000	0	74,854	(4)	5,104,203
	2009	617,000	0	1,297,020	0	0	592,476		2,506,496
	2008	493,615	288,804	1,176,276	0	0	657,330		2,616,026

Steve Helmbrecht Senior Vice President and CFO	2010	424,615	638,377	234,916	637,500	0	32,838	(4)	1,968,246
	2009	400,000	0	0	0	0	16,311		416,311
	2008	399,615	196,838	784,184	0	0	31,590		1,412,227

Philip Mezey Senior Vice President, COO – Itron North America	2010	424,615	638,377	234,916	637,500	0	32,838	(4)	1,968,246
	2009	400,000	0	0	0	0	17,372		417,372
	2008	400,000	187,276	784,184	0	0	25,926		1,397,386

John Holleran	2010	423,846	638,377	234,916	637,500	0	20,100	(4)	1,954,739
Senior Vice President, General Counsel and Corporate Secretary	2009	350,000	0	0	0	0	12,921		362,921
	2008	349,807	782,190	784,184	0	0	17,400		1,933,581

Marcel Regnier (5)	2010	432,024	727,639	0	369,360	0	66,394	(4)	1,595,417
Senior Vice President, COO – Itron International	2009	438,000	0	0	0	0	107,039		545,039

(1)

These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Performance Plan and Amended and Restated 2000 Stock Incentive Plan determined in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of these equity awards.

(2)

Includes grant date fair value of 2010 Long-Term Performance Plan awards assuming target performance achievement. Grant date fair values assuming maximum performance achievement for the Long-Term Performance Plan awards would be: M.Unsworth – $2,711,228; S. Helmbrecht – $850,759; P. Mezey –$850,759; J. Holleran – $850,759 and Regnier – $850,759.

(3)	This column reflects the cash awards earned by the NEO’s under our annual incentive program.

(4)	We value these benefits based on the actual costs or charges incurred by us for the benefits. The amounts shown under “All Other Compensation” consist of the following:

Name	Financial Planning (6)	Tax Preparation (6)	Medical Costs (6)	Additional Life Insurance (6)	Long-Term Disability (6)	Home Office (6)	401(k) Company Contributions
Malcolm Unsworth			$4,879	$10,518	$65	$3,942	$7,350
Steve Helmbrecht			5,485	6,375	890		7,350
Philip Mezey		3,500	6,375	1,466	101	1,308	7,350
John Holleran	2,320	3,555	387	6,375		113	7,350
Marcel Regnier

Name	Executive Deferred Comp. Plan Company Match (7)	Housing Allowance	Cost of Living Allowance	Company Car	Expatriate Tax Reimbursement (8)	Group Insurance Retirement Contribution (9)
Malcolm Unsworth	$22,454				$25,646
Steve Helmbrecht	12,738
Philip Mezey	12,738
John Holleran
Marcel Regnier		31,995	3,375	2,867		28,157

(5)

Mr. Regnier’s compensation is paid in Euros and has been converted to US dollars ($USD) using an exchange rate of 1 Euro to 1.35 $USD. This exchange rate represents the approximate average exchange rate of 2010 Q4, and is the rate used by the Company for 2011 budgeting purposes.

(6)

Represents amounts reimbursed by Itron under our Executive Flex Benefit Plan, which allows executives to be reimbursed for certain services not to exceed in the aggregate 3% of the executive’s base salary. Effective January 1, 2011, this Plan has been terminated.

(7)	Deferred compensation plan details are discussed following the Nonqualified Deferred Compensation Table.

(8)

Represents reimbursement paid in 2010 for taxes on equalization payments received for additional Belgium or US income and social taxes incurred as a result of Mr. Unsworth’s assignment in Belgium for the time he was living abroad before his promotion to President and COO (4/15/2008).

(9)	Represents Company contributions to a group insurance arrangement which provides retirement and death benefits for our executives in Belgium.

2010 Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the NEOS during 2010.

Grants of Plan – Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Malcolm Unsworth	n/a	$375,000	$750,000	$1,500,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/12/2010	n/a	n/a	n/a	11,050	22,100	44,200	n/a	n/a	n/a	$1,355,614	(5)
	2/12/2010	n/a	n/a	n/a	n/a	n/a	n/a	11,050	n/a	n/a	$677,807
	2/12/2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	27,530	$61.34	$747,467
Steve Helmbrecht	n/a	$159,375	$318,750	$637,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/11/2010	n/a	n/a	n/a	3,455	6,910	13,820	n/a	n/a	n/a	$425,380	(5)
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	3,460	n/a	n/a	$212,998
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	8,610	$61.56	$234,916
Philip Mezey	n/a	$159,375	$318,750	$637,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/11/2010	n/a	n/a	n/a	3,455	6,910	13,820	n/a	n/a	n/a	$425,380	(5)
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	3,460	n/a	n/a	$212,998
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	8,610	$61.56	$234,916
John Holleran	n/a	$159,375	$318,750	$637,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/11/2010	n/a	n/a	n/a	3,455	6,910	13,820	n/a	n/a	n/a	$425,380	(5)
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	3,460	n/a	n/a	$212,998
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	n/a	8,610	$61.56	$234,916
Marcel Regnier	n/a	$162,000	$324,000	$648,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/11/2010	n/a	n/a	n/a	3,455	6,910	13,820	n/a	n/a	n/a	$425,380	(5)
	2/11/2010	n/a	n/a	n/a	n/a	n/a	n/a	4,910	n/a	n/a	$302,260

(1)

Represents threshold, target and maximum opportunity under the Company’s annual incentive program for fiscal 2010. Our annual incentive program is discussed under the caption “Annual Cash Incentives “ in the Compensation Discussion and Analysis.

(2)

Represents range of possible payouts under the Long-Term Performance Plan for fiscal 2010 performance cycle; awards earned under the Long-Term Performance Plan are paid in restricted stock units. Payout ranges were approved by the Compensation Committee on February 11, 2010 for the NEOs other than the CEO, whose payout ranges were approved by the Board on February 12, 2010. The actual number of RSUs issued was determined by the Compensation Committee on February 24, 2011 for the following executives: S. Helmbrecht – 13,820 , P. Mezey – 13,820 , J. Holleran – 13,820, M. Regnier – 13,820, and by the Board on February 25, 2011 for M.Unsworth – 44,200. Our Long-Term Performance Plan is discussed under the caption “Long-Term Incentives” in the Compensation Discussion and Analysis.

(3)	Amounts shown in this column reflect the number of time-based RSUs granted to each named executive under our Amended and Restated 2000 Stock Incentive Plan (2000 SIP).

(4)	Amounts shown in this column reflect the number of options granted to each named executive officer under our 2000 SIP.

(5)	Amounts shown are based on target performance achievement.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our executives’ compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined performance criteria. For more details, refer to the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Components of our Compensation Programs” section of the proxy statement.

The equity incentive plan awards are awards issued under the Company’s 2010 LTPP for the 2010 performance period. The awards were made in February 2011 in the form of RSUs that are subject to three-year ratable vesting. The number of RSUs granted is determined in accordance with the pre-determined performance criteria set forth in the 2010 LTPP. For more details, refer to the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Components of our Compensation Programs” section of the proxy statement. Each RSU represents one share of our common stock.

The amounts included in the ‘all other stock awards’ column represent time-based RSUs issued under the Company’s Amended and Restated 2000 Stock Incentive Plan (2000 SIP). Because of the adverse tax consequences in Belgium on stock options, Mr. Regnier received additional time-based RSUs in lieu of the options granted to the other NEOs. For further details on the benefits paid to our NEO residing in Belgium, Marcel Regnier, refer to the “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Employment Agreements” section of this proxy statement.

2010 Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2010.

Outstanding Equity Awards At Fiscal Year End
	Grant Date	Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Malcolm Unsworth	7/1/2004	4,397		$22.74	7/1/2014
	5/3/2005	2,673		$37.40	5/3/2015
	8/7/2006	20,000		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	2/14/2008					3,136	(2)	$173,891
	5/5/2008	20,000	10,000	$95.78	5/5/2018
	2/12/2009					3,715	(2)	$205,997
	2/13/2009	16,667	33,333	$57.96	2/13/2019
	2/12/2010		27,530	$61.34	2/12/2020
	2/12/2010					11,050	(3)	$612,723
	2/12/2010					44,200	(5)	$2,450,890

Steve Helmbrecht	3/8/2004	2,792		$19.20	3/8/2014
	5/28/2004	2,247		$20.64	5/28/2014
	12/6/2004	8,333		$21.18	12/6/2014
	5/3/2005	2,327		$37.40	5/3/2015
	8/7/2006	13,333		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	2/14/2008					1,459	(2)	$80,902
	5/5/2008	13,334	6,666	$95.78	5/5/2018
	2/12/2009					2,532	(2)	$140,399
	2/11/2010		8,610	$61.56	2/11/2020
	2/11/2010					3,460	(3)	$191,857
	2/11/2010					13,820	(5)	$766,319

Philip Mezey	5/3/2005	5,000		$37.40	5/3/2015
	8/7/2006	16,000		$48.51	8/7/2016
	5/14/2007	20,000		$67.43	5/14/2017
	2/14/2008					2,235	(2)	$123,931
	5/5/2008	13,334	6,666	$95.78	5/5/2018
	2/12/2009					2,409	(2)	$133,579
	2/11/2010		8,610	$61.56	2/11/2020
	2/11/2010					3,460	(3)	$191,857
	2/11/2010					13,820	(5)	$766,319

John Holleran	2/22/2007	20,000		$62.52	2/22/2017
	5/14/2007	20,000		$67.43	5/14/2017
	2/14/2008					1,459	(2)	$80,902
	5/5/2008	13,334	6,666	$95.78	5/5/2018
	8/26/2008					2,000	(3)	$110,900
	2/12/2009					2,217	(2)	$122,933
	2/11/2010		8,610	$61.56	2/11/2020
	2/11/2010					3,460	(3)	$191,857
	2/11/2010					13,820	(5)	$766,319

Marcel Regnier	5/5/2008					10,000	(3)	$554,500
	2/12/2009					1,960	(2)	$108,682
	2/11/2010					4,910	(3)	$272,260
	2/11/2010					13,820	(5)	$766,319

(1)

One third of the options granted on May 5, 2008 vest on each of May 5, 2009, 2010, and 2011. One third of the options granted on February 13, 2009 vest on each of February 13, 2010, 2011 and 2012. One third of the options granted on February 11, 2010 vest on each of February 11, 2011, 2012 and 2013. One third of the options granted on February 12, 2010 vest on each of February 12, 2011, 2012 and 2013.

(2)

Represents RSUs granted under the Long-Term Performance Plan for the 2007 and 2008 performance cycles, as applicable. RSUs granted on February 14, 2008 will vest on February 14, 2011. RSUs granted on February 12, 2009 will vest on February 12, 2012.

(3)

Represents RSUs granted under the 2000 SIP. One third of the RSUs granted August 26, 2008 vest on each of August 26, 2009, 2010 and 2011. RSUs granted on May 5, 2008 vest on May 5, 2011. One third of the RSUs granted on February 11, 2010 vest on each of February 11, 2011, 2012 and 2013. One third of the RSUs granted on February 12, 2010 vest on each of February 12, 2011, 2012 and 2013.

(4)	Based on the closing price of our common stock on December 31, 2010 ($55.45).

(5)	Represents RSUs granted under the Long-Term Performance Plan for the 2010 performance cycle, attained at maximum performance.

2010 Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2010 fiscal year.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Malcolm Unsworth			2,327		153,722
Steve Helmbrecht	2,673	44,773	2,327		153,722
Philip Mezey			2,327		153,722
John Holleran			2,000		108,040
Marcel Regnier			8,000	(3)	512,400	(3)

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Based on the fair market value of our common stock on the vest date.

(3)	Represents the number and value of RSUs vested on January 22, 2010. Shares vesting are subject to an additional two-year restriction on sale or transfer.

2010 Nonqualified Deferred Compensation Table

The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2010 fiscal year.

Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Malcolm Unsworth	99,545	22,454	54,304		757,532
Steve Helmbrecht	28,273	12,738	5,187		132,723
Philip Mezey	25,477	12,738	34,608		343,636
John Holleran	n/a	n/a	n/a		n/a
Marcel Regnier	n/a	n/a	n/a		n/a

(1)	This deferred compensation represents amounts that are reported as compensation earned in 2010 in the Summary Compensation Table.

(2)	These amounts have been included in the Summary Compensation Table in the “All Other Compensation” column.

Executive Deferred Compensation Plan

Executives located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan. Under this plan, participants may defer up to 50% of their base salary and 50% of their annual incentive to a non-qualified account. Participants may also defer an additional portion of their base salary equal to the amount of any contributions returned to them during the year from the Company’s 401(k) plan so that the 401(k) plan can satisfy the nondiscrimination requirements applicable to it. Annually, (unless suspended by the Board as it did for the first quarter of 2009), the Company makes matching contributions to the account of each participating executive at the rate of 50% of the first 6% of base salary and annual incentive deferred by the executive during that year.

Each participant’s account is adjusted for hypothetical investment earnings or losses based on the performance of the “measurement funds” in which the account is deemed to be invested. Participants allocate their accounts among the measurement funds available under the plan and can change their allocation at any time. These measurement funds are the same as the mutual funds offered for investment purposes under the Company’s 401(k) plan (but do not include a Company stock fund). Measurement funds are used solely to determine the amount of the hypothetical investment earnings or losses to be allocated to the participant’s account. The Company is not obligated to invest any assets in these funds.

Accounts are distributed (or commence to be distributed) to participants upon termination of employment with the Company and its affiliates. Distribution will generally be made (or commence to be made) within 90 days after termination. However, distribution will be delayed until six months after termination to the extent necessary to comply with the requirements of Internal Revenue Code Section 409A. In-service distributions are not generally permitted. However, participants may elect to withdraw amounts from their accounts prior to termination to satisfy emergency needs in the event of an unforeseeable emergency (as determined by the plan administrator).

A participant’s account will be distributed in a lump sum, unless the participant elects to have it distributed in substantially equal annual installments over a period of not more than 10 years. This election must be made at the time the participant is first eligible to participate in the plan.

Potential Payments upon Termination

Termination for Cause

The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-based RSUs and all unvested awards under the LTPP and the EMIP are forfeited in the event of termination for cause.

Termination due to Death, Disability, or Retirement

Base Salary: The executive or his or her estate is entitled to any accrued and unpaid base salary through the date of termination.

Time-based RSUs: If termination is due to death, disability, or retirement, any unvested RSUs granted under the 2000 SIP would vest pro-rata based on the number of calendar days employed during the vesting period. For RSUs granted under the 2010 SIP, all unvested awards would be forfeited.

Stock Options: All unvested options automatically expire when termination is due to death, disability or retirement. If termination is due to death or disability, any vested stock options would remain exercisable until the earlier of one year following the date of termination, or the date on which the options expire by their terms. If termination is due to retirement, any vested stock options granted prior to 2008 under the 2000 SIP would remain exercisable until the earlier of one year following the date of termination or the date on which the options expire by their terms. For options granted in 2008 or later under the 2000 SIP, and for options granted under the 2010 SIP, if termination is due to retirement, any vested stock options would remain exercisable until the earlier of three years following the date of termination or the date on which the options expire by their terms.

LTPP: For awards issued for the 2007 and 2008 performance periods, if termination occurs during the three-year cliff vesting period the award will vest pro-rata based on the number of calendar days employed during the vesting period. There were no LTPP awards for the 2009 performance period. For awards under the 2010 LTPP, if termination occurs during the performance period by reason of death, disability, or retirement, the number of

RSUs that become eligible for vesting, based on attainment of performance goals assessed at the end of the performance period, will be determined pro-rata based on the number of calendar days employed during the performance period and will vest as of the date of death, disability or retirement. If termination occurs during the three-year ratable vesting period by reason of death, disability, or retirement, all unvested units will vest as of the date of termination. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

Definition of Retirement: For purposes of stock options granted since 2008 as well as all awards granted under the 2010 SIP to NEOs located in the U.S., “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron. For awards under the 2000 SIP, other than stock options granted in 2008 or later, “retirement” means attainment of age 65.

Voluntary Termination or Termination without Cause

Base Salary: The executive is entitled to any accrued and unpaid base salary through the date of termination.

Time-based RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.

Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

LTPP: For awards issued for the 2007 and 2008 performance periods, if termination occurs during the three-year cliff vesting period, the award will vest pro-rata based on the number of calendar days employed during the vesting period. There were no LTPP awards for the 2009 performance period. For awards under the 2010 LTPP, if termination occurs during the performance period or the three-year ratable vesting period, any unvested awards are forfeited. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

Annual Incentive Plan: The bonus under the 2010 EMIP would be forfeited in its entirety if the NEO is not employed by the Company at the time of the payout.

Potential Payments upon Change-in-Control

The following describes the material provisions of the CIC Agreements that we entered into with our NEOs in 2010. For a comparison of these provisions to the CIC Agreements in effect prior to 2010, refer to the “Change-in-Control Agreements” section under the “Compensation Discussion and Analysis” section of this Proxy Statement. The Agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated by the Company without cause or by the NEO for “good reason”:

Severance Benefit. The CIC Agreements provide the CEO with a severance benefit of 3 times the sum of base salary and target annual incentive opportunity established for the year in which the change-in-control occurs. For the other NEOs, the severance benefit is 2.5 times the sum of base salary and target annual incentive opportunity. The benefit is paid in cash in one lump sum.

Pro-Rata Annual Incentive for Year of Termination. The Agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

Welfare Benefit Continuation. The CIC Agreements provide for three years of life and disability insurance coverage (with no tax gross-up) for the CEO and 2.5 years of life and disability insurance coverage (with no tax gross-up) for the other NEOs. The Agreements also provide for three years of health care coverage for the CEO and his dependents, while the other NEOs and their dependents would receive 2.5 years of health care coverage.

Equity Award Vesting and Acceleration. The CIC Agreements provide for accelerated vesting of stock options and restricted stock or other equity-based awards at the time of the change-in-control. There is accelerated vesting of the LTPP awards at the time of the change-in-control with payouts based on the greater of target opportunity or actual performance, as determined by the Board, pro-rated for the portion of the performance year as of the date of the change-in-control.

Excise Tax Gross-Up. There is a provision for an excise tax gross-up if parachute payments exceed 105% of the IRS safe harbor amount, except that the tax gross-up will “sunset” in March 2013.

Legal Fees. The CIC Agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the CIC Agreement.

Restrictive Covenants. The CIC Agreements include restrictive covenants relating to non-solicitation (one-year) and non-disparagement and require a release of all claims against the Company.

Definition of Change-in-Control. For purposes of the CIC Agreements, a “change-in-control” generally consists of any of the following:

■	An acquisition of 25 percent or more of our voting securities;

■	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;

■	Consummation of any merger or consolidation with or into another corporation; or

■	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.

Definition of Good Reason. For purposes of the CIC Agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

■	An adverse change in the NEO’s duties, status or position as an executive officer;

■	A reduction in the NEO’s base salary;

■	A reduction in the NEO’s annual bonus or long-term incentive opportunity;

■	The failure to continue to provide welfare, medical and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;

■	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or

■	The failure by the Company or successor company to assume or agree to perform the provisions of the CIC Agreement.

See also “Termination Payment Tables for NEOs” in this section of the proxy statement.

Regnier Severance Benefits and Change-in-Control Agreement

Our Senior Vice President and COO-International, Mr. Regnier, resides in Belgium, as required by his position. Under Belgium laws, Mr. Regnier may be entitled to receive severance payments determined under the formula prescribed by statute in Belgium, which is based on age, seniority, and level of remuneration at the time of termination, regardless of the reason for the termination (except for cause). Consequently, his change-in-control agreement provides that any severance payments and benefits he receives under Belgium law, if any, will be offset against any payments or benefits he receives pursuant to his change-in-control agreement.

Amended and Restated 2000 Stock Incentive Plan Change-in-Control Provisions

Our 2000 SIP (which was terminated in May 2010 and replaced with our 2010 SIP upon its approval by shareholders) contains certain provisions relating to corporate transactions. In the event of a corporate transaction that is not a related party transaction, the vesting of options and stock awards will accelerate and they will become 100% vested and exercisable. In the event of a corporate transaction that is a related party transaction, the vesting of options and stock awards will not accelerate, unless the successor company refuses to assume or substitute the awards. Under the terms of the 2000 SIP, the following events are defined as corporate transactions:

■	consummation of any merger or consolidation with or into another corporation;

■	consummation of any sale, lease, exchange, or other transfer of all or substantially all of our outstanding securities or substantially all of our assets; or

■	acquisition of a majority or more of our outstanding voting securities.

2010 Stock Incentive Plan Change-in-Control Provisions

Our 2010 SIP contains certain provisions relating to a change-in-control of the Company. In the event of a Change-in-Control Transaction, as defined in our CIC Agreements described above, unless otherwise provided in the award agreement, generally:

(a) Each outstanding option will be assumed or an equivalent option substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). Upon completion of the Change-in-Control Transaction, the assumed or substituted options become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied.

(b) The vesting of shares subject to stock awards will accelerate, and the forfeiture provisions applicable to those shares will lapse, if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the Change-in-Control Transaction. If unvested options are to be assumed or substituted by a Successor Corporation without acceleration upon the occurrence of a Change-in-Control Transaction, the forfeiture provisions applicable to the shares subject to stock awards will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

(c) The vesting and payout of LTPP awards will be as provided in the award agreement with the Company, as described below.

The Plan Administrator has the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, or change-in-control of the Company, as defined by the Plan, to take such further action as it determines to be necessary or advisable, and fair and equitable to the participants, with respect to awards.

LTPP Change-in-Control Provisions

For awards issued for the 2007 and 2008 performance periods, all unvested RSUs will accelerate and become vested immediately prior to the change-in-control. There were no LTPP awards for the 2009 performance period. For awards under the 2010 LTPP, all unvested RSUs will accelerate and become vested immediately prior to the change-in-control. If a change-in-control occurs during the performance period under the 2010 LTPP, the number of RSUs subject to the award will be the greater of (a) the target number of RSUs subject to the award or (b) the actual number of RSUs subject to the award as determined based on the attainment of the performance goals if the Plan Administrator determines that the attainment of the performance goals may be determined as of the date of the change-in-control, pro-rated based on the portion of the performance period that has elapsed between the grant date for the award and the date of the change-in-control.

The definition of change-in-control for those RSUs granted for the 2007 and 2008 performance periods is either a corporate transaction (other than a related party transaction) as defined in our 2000 SIP, as described above, or a change-in-control as defined in the standard change-in-control agreements that we have in effect at the time of a transaction, but in any event, the transaction must constitute a change-in-control event within the meaning of Section 409A of the Code. The definition of change-in-control for those RSUs granted under the 2010 LTPP is defined in the 2010 SIP, as described above, and the transaction must constitute a change-in-control event within the meaning of Section 409A of the Code.

Time-based RSUs: In the event of a change-in-control, any unvested RSUs will accelerate and become vested immediately prior to such transaction.

Termination Payment Tables for NEOs

The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2010. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable.

Summary of Termination Payments Malcolm Unsworth
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$4,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$1,512	(8)
Accelerated RSUs (5)	$—	$296,269	$296,269	$296,269	$296,269	$296,269	$992,610	$992,610
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$—	$—
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$1,724,948

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to three times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2010, the actual amount earned was greater than target, resulting in no additional amount payable.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2010 ($55.45).

(4)	Represents three times the sum of base salary and target annual bonus.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008 and February 12, 2009 under the LTPP, based on number of calendar days of employment during the three year vesting period and the closing price of our common stock on December 31, 2010 ($55.45). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2010 ($55.45).

(6)

Pursuant to our change-in-control agreement with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2010, the actual performance achieved was greater than target, resulting in no additional amount vesting.

(7)

In the event that payments under the change-in-control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

(8)	Mr. Unsworth does not subscribe to the Company’s healthcare benefits plan.

Summary of Termination Payments Steve Helmbrecht
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$1,859,375
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$35,258
Accelerated RSUs (5)	$—	$165,851	$165,851	$165,851	$165,851	$165,851	$413,158	$413,158
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$—	$—
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$605,028

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2010, the actual amount earned was greater than target, resulting in no additional amount payable.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2010 ($55.45).

(4)	Represents 2.5 times the sum of base salary and target annual bonus.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008 and February 12, 2009 under the LTPP, based on number of calendar days of employment during the three year vesting period and the closing price of our common stock on December 31, 2010 ($55.45). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2010 ($55.45).

(6)

Pursuant to our change-in-control agreement with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2010, the actual performance achieved was greater than target, resulting in no additional amount vesting.

(7)

In the event that payments under the change-in-control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Summary of Termination Payments Phillip Mezey
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$1,859,375
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$35,258
Accelerated RSUs (5)	$—	$202,836	$202,836	$202,836	$202,836	$202,836	$449,367	$449,367
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$—	$—
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$—

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2010, the actual amount earned was greater than target, resulting in no additional amount payable.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2010 ($55.45).

(4)	Represents 2.5 times the sum of base salary and target annual bonus.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008 and February 12, 2009 under the LTPP, based on number of calendar days of employment during the three year vesting period and the closing price of our common stock on December 31, 2010 ($55.45). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2010 ($55.45).

(6)

Pursuant to our change-in-control agreement with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2010, the actual performance achieved was greater than target, resulting in no additional amount vesting.

(7)

In the event that payments under the change-in-control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Summary of Termination Payments John Holleran
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$—	$—	$—	$—	$—	$1,859,375
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$24,383
Accelerated RSUs (5)	$—	$154,872	$154,872	$154,872	$154,872	$154,872	$506,591	$506,591
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$—	$—
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$894,483

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2010, the actual amount earned was greater than target, resulting in no additional amount payable.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2010 ($55.45).

(4)	Represents 2.5 times the sum of base salary and target annual bonus.

(5)

Represents the pro-rata vested value of RSUs granted February 14, 2008 and February 12, 2009 under the LTPP, based on number of calendar days of employment during the three year vesting period and the closing price of our common stock on December 31, 2010 ($55.45). Change-in-control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2010 ($55.45).

(6)

Pursuant to our change-in-control agreement with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2010, the actual performance achieved was greater than target, resulting in no additional amount vesting.

(7)

In the event that payments under the change-in-control agreement result in imposition of excise taxes to the executive, we will pay the executive an additional amount (“gross-up”) equal to the excise tax and other related taxes on the excise tax gross-up (federal and state income taxes), unless reducing the amount of severance by up to five percent would not subject the executive to the excise tax, in which case the amount of severance may be reduced by such amount. The executive pays basic federal and state income taxes incurred on payments that are not a result of the imposition of the excise tax.

Summary of Termination Payments Marcel Regnier
Executive Benefits (1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive (2)	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated Stock Options (3)	$—	$—	$—	$—	$—	$—	$—	$—
Severance (4)	$—	$—	$432,000	$432,000	$432,000	$432,000	$—	$1,860,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$20,432
Accelerated RSUs (5)	$—	$68,314	$68,314	$68,314	$68,314	$68,314	$663,182	$663,182
Accelerated Long-Term Performance Plan Award (6)	$—	$—	$—	$—	$—	$—	$—	$—
Gross-Up (7)	$—	$—	$—	$—	$—	$—	$—	$—

(1)

The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive’s base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)

Pursuant to our change-in-control agreement with this executive the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. For 2010, the actual amount earned was greater than target, resulting in no additional amount payable.

(3)	Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2010 ($55.45).

(4)	Represents 2.5 times the sum of base salary and target annual bonus.

(5)

Represents the pro-rata vested value of RSUs granted February 12, 2009 under the LTPP, based on number of calendar days employment during the three year vesting period and the closing price of our common stock on December 31, 2010 ($55.45). Change-In-Control amounts represent the accelerated value of all outstanding unvested RSU awards based on the closing price of our stock on December 31, 2010 ($55.45).

(6)

Pursuant to our change-in-control agreement with this executive the LTPP awards outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year. For 2010, the actual performance achieved was greater than target, resulting in no additional amount vesting.

(7)	Mr. Regnier did not have any U.S. sourced income in 2010 and therefore is not subject to 280G regulations or excise taxes on potential termination payments.

2010 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the NASDAQ rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.

In connection with the December 31, 2010 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.

(2)

The Audit/Finance Committee has discussed with the independent auditors the matters required by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and SEC Regulation S-X, Rule 2-07.

(3)

The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence, and discussed with the auditors the auditors’ independence.

(4)

Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2010.

Audit/Finance Committee

Graham Wilson, Chairman

Sharon Nelson

Jon Eliassen

Thomas Glanville

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES

For the years ended December 31, 2009 and December 31, 2010, professional services were performed by Ernst & Young LLP and their respective affiliates (collectively, Ernst & Young LLP). The aggregate fees billed by Ernst & Young LLP for the years ended December 31, 2009 and 2010 were as follows:

Services Rendered	2009	2010
Audit Fees (1)	$5,471.271	$5,974,951
Audit-Related Fees (2)	134,623	223,251

Total Audit and Audit-Related Fees	5,605,894	6,198,202
Tax Fees (3)	9,497	208,841
Other Fees (4)	—	98,505
Total Fees	$5,615,391	$6,505,548

(1)

Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2009 and 2010, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include procedures regarding registration statements, statutory audits required internationally, and accounting consultations on matters related to the annual audits or interim reviews.

(2)	Audit-related services primarily include fees for acquisition due diligence services performed during the years ended December 31, 2009 and 2010.

(3)

Tax services include fees for consultation and assistance with tax preparation and compliance during the years ended December 31, 2009 and 2010. No other tax services were performed by Ernst & Young LLP.

(4)

The Company did not engage Ernst & Young for other fees or services in 2009. For 2010, other fees include the following additional services: (i) review of changes in local country GAAP; (ii) provide compliance testing of an enterprise resource planning (ERP) system; and (iii) evaluate data migration controls for an upgraded financial reporting system.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Ernst & Young LLP are compatible with maintaining the auditors’ independence.

The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided, and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2009 and 2010, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2010.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders (1)	1,689,429	$55.21	(2)	3,008,319	(1) (3)
Equity Compensation Plans Not Approved by Shareholders	—	—		—

Total	1,689,429	$55.21	(2)	3,008,319	(1) (3)

(1)

Under the provisions of the Itron 2010 Stock Incentive Plan (2010 Plan), the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 586,166 shares issuable upon vesting of outstanding Awards.

(3)	This number includes 2,812,078 shares available for issuance under the 2010 Plan and 196,241 shares available for issuance under the 2002 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of February 25, 2011 by:

■	each of our directors;

■	each of our executive officers for whom compensation is reported in this proxy statement;

■	all of our directors and executive officers as a group; and

■	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 40,596,407 shares of our common stock outstanding as of February 25, 2011. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
Malcolm Unsworth (1)	190,423	*
Philip C. Mezey (2)	93,956	*
Steven M. Helmbrecht (3)	106,729	*
John Holleran (4)	87,143	*
Marcel Regnier (5)	47,130	*
Michael B. Bracy (6)	42,277	*
Kirby Dyess (7)	12,893	*
Jon E. Eliassen (8)	16,463	*
Charles H. Gaylord, Jr. (7)	13,077	*
Thomas S. Glanville (9)	46,990	*
Sharon L. Nelson (10)	11,732	*
Gary Pruitt (11)	14,957	*
Graham M. Wilson (12)	28,565	*
All directors and executive officers as a group (14 persons) (13)	785,495	1.9%

Greater-Than-5% Shareholders:
BlackRock, Inc. (14) 40 East 52nd Street New York, NY 10022	4,113,775	10.18%

*	Less than 1%.

(1)	Includes 109,580 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $63.23 per share.

(2)	Includes 57,204 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $65.83 per share.

(3)	Includes 65,236 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $58.44 per share.

(4)	Includes 56,204 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $72.11 per share.

(5)	3,100 of these shares are held in the name of a company owned equally by Mr. Regnier and his spouse, who share voting and investment power over the shares.

(6)	Includes 18,986 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $31.72 per share.

(7)

Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $70.92 per share. Also includes 2,000 shares held in the name of a trust of which Mr. Gaylord and his spouse are co-trustees who share voting and investment power over these shares.

(8)	Includes 7,644 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $57.69 per share.

(9)	Includes 16,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $33.85 per share.

(10)	Includes 5,986 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $56.86 per share.

(11)	Includes 8,486 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $61.97 per share.

(12)	Includes 21,736 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $29.36 per share.

(13)	Includes 439,793 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days.

(14)

Information is based on Amendment No. 6 to a Schedule 13G filed with the SEC on January 10, 2011 by BlackRock, Inc., on behalf of its investment advisory subsidiaries, BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Japan Co., Ltd, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Luxembourg) S.A., BlackRock International Ltd, and BlackRock Investment Management UK Ltd. The Schedule 13G indicates that BlackRock, Inc. has sole voting power and sole dispositive power over all of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of these forms and written representations received from certain reporting persons, we believe that during 2010 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2010 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2010 on Form 10-K, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on the following website: http://bnymellon.mobular.net/bnymellon/itri

SHAREHOLDER PROPOSALS FOR 2012

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2012 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2012 annual meeting must give us written notice of the proposal not later than November 23, 2011 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2012 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 3, 2012 and no sooner than January 4, 2012, assuming the annual meeting is held on May 3, 2012. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2012 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.

Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.

OTHER INFORMATION

We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “Investors” and then “Financial Information”. Shareholders must submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:

Itron, Inc. – Attention: Investor Relations

2111 N. Molter Road

Liberty Lake, Washington 99019

Driving Directions to Itron Annual Meeting of Shareholders:

From the West: Take Interstate 90 East to Liberty Lake, Washington Exit (No. 296). Exit the Interstate and continue straight onto East Appleway Avenue. Proceed one mile and turn right onto North Molter Road. Turn right into Itron driveway at 2111 North Molter Road.

From the East: Take Interstate 90 West to Liberty Lake, Washington Exit (No. 296). Exit the Interstate and at stop sign, turn left onto North Harvard Rd. Proceed to stoplight and turn left onto East Appleway Avenue. Proceed one mile and turn right onto North Molter Road. Turn right into Itron driveway at 2111 North Molter Road.

For questions, call 509-924-9900.

101130CP-01

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/itri
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote by Internet or by telephone, it is NOT necessary to mail back your voting form/proxy.

To vote by mail, mark, sign and date this form and return it in the enclosed postage-paid envelope before April 29, 2011.

Your Internet or telephone vote authorizes Fidelity to vote your shares in the same manner as if you marked, signed and returned the enclosed voting form.

92770-bl

▼  FOLD AND DETACH HERE  ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES:

						Please mark your votes as			☒
1. ELECTION OF DIRECTORS						indicated in this example

		FOR	AGAINST	ABSTAIN	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:		FOR	AGAINST	ABSTAIN

1.1	Jon E. Eliassen	☐	☐	☐	2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.	☐	☐	☐

1.2	Charles H. Gaylord Jr.	☐	☐	☐	3.	PROPOSAL TO APPROVE THE ADVISORY (NON-BINDING) RESOLUTION RELATING TO EXECUTIVE COMPENSATION.	☐	☐	☐

1.3	Gary E. Pruitt	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SHAREHOLDER APPROVAL EVERY 1 YEAR.

						1 year	2 years	3 years	Abstain

					4.	PROPOSAL TO DETERMINE (NON-BINDING) FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐

						I plan to attend the Annual Meeting.	☐	YES

IMPORTANT – PLEASE DATE AND SIGN BELOW
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting to be held on May 3, 2011. The Proxy Statement and the Annual Report to security holders are available at: http://www.proxyvoting.com/itri

▼  FOLD AND DETACH HERE  ▼

PROXY

ITRON, INC.

Annual Meeting May 3, 2011

Fidelity Management Trust Company (“Fidelity”), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by April 29, 2011.

Fidelity Management Trust Company

Address Change/Comments
(Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	92770-bl

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/itri
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

92225	Fulfillment 92770

▼  FOLD AND DETACH HERE  ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES:

						Please mark your votes as			☒
1. ELECTION OF DIRECTORS						indicated in this example

		FOR	AGAINST	ABSTAIN	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:		FOR	AGAINST	ABSTAIN

1.1	Jon E. Eliassen	☐	☐	☐	2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.	☐	☐	☐

1.2	Charles H. Gaylord Jr.	☐	☐	☐	3.	PROPOSAL TO APPROVE THE ADVISORY (NON-BINDING) RESOLUTION RELATING TO EXECUTIVE COMPENSATION.	☐	☐	☐

1.3	Gary E. Pruitt	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SHAREHOLDER APPROVAL EVERY 1 YEAR.

						1 year	2 years	3 years	Abstain

					4.	PROPOSAL TO DETERMINE (NON-BINDING) FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐

						I plan to attend the Annual Meeting.	☐	YES

IMPORTANT – PLEASE DATE AND SIGN BELOW
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Itron, Inc. account online.

Access your Itron, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Itron, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting to be held on May 3, 2011. The Proxy Statement and the Annual Report to security holders are available at: http://www.proxyvoting.com/itri

▼  FOLD AND DETACH HERE  ▼

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of

Shareholders to be held on May 3, 2011

The undersigned hereby appoint(s) Malcolm Unsworth and John W. Holleran and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on February 25, 2011, at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc., 2111 N. Molter Road, - in the Atrium, Liberty Lake, Washington 99019, at 8:00 a.m., local time, on Tuesday, May 3, 2011, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AND FOR THE OTHER PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change/Comments
(Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

Fulfillment
(Continued and to be marked, dated and signed, on the other side)	92225	92770

Itron, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on Tuesday, May 3, 2011

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/itri

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 18, 2011 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials) By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.
Telephone:	1-888-313-0164
(outside of the U.S. and Canada call 201-680-6688).
Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/itri

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Itron, Inc. Shareholder:

The 2011 Annual Meeting of Shareholders of Itron, Inc. (the “Company”) will be held at the principal executive offices of the Company, 2111 North Molter Road, Liberty Lake, Washington, on Tuesday, May 3, 2011, at 8:00 a.m. (local time).

Proposals to be considered at the Annual Meeting:

(1)	to elect three directors to the Company’s Board of Directors;

(2)	to hold an advisory vote on executive compensation;

(3)	to hold an advisory vote on the frequency of the advisory vote on executive compensation;

(4)	to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

(5)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 25, 2011 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER Œ
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	Š

92225

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on the back cover of the Proxy Statement.

Meeting Location:

Itron, Inc.

In the Atrium

2111 North Molter Road

Liberty Lake, Washington 99019

The following materials are available for you to review online:

•	the Company’s 2011 Proxy Statement (including all attachments thereto);

•	the Company’s Annual Report for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/itri

The Proxy Materials for Itron, Inc. are available to review at:

http://www.proxyvoting.com/itri

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled

“To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares.

Have this notice in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

92225